UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2012

GLOBALWISE INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-31671	87-0613716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2190 Dividend Drive Columbus, Ohio	43228
(Address of principal executive offices)	(Zip Code)

(614) 921-8170

(Registrant’s telephone number, including area code)

2157 S. Lincoln Street

Salt Lake City, Utah 84106

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Forward Looking Statements

This Current Report on Form 8-K and other reports (collectively the “Filings”) filed by Globalwise Investments, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (the “Commission”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, management as well as estimates and assumptions made by management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Company or management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors “) relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Company believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the financial statements and the related notes that are filed herein.

Item 1.01. Entry into a Material Definitive Agreement.

On February 10, 2012 (the “Closing Date”), the Company entered into a Securities Exchange Agreement (the “Exchange Agreement”) by and between the Company and Intellinetics, Inc., an Ohio corporation (“Intellinetics”). Pursuant to the terms of the Exchange Agreement, all of the former shareholders of Intellinetics transferred to the Company all of their shares of Intellinetics in exchange for the issuance of 28,034,850 shares of the Company’s common stock, $0.001 par value (the “Common Stock”), which represented approximately 86% of the Company’s total shares outstanding immediately following the closing of the transaction (such transaction, the “Share Exchange”). As a result of the Share Exchange, Intellinetics became a wholly-owned subsidiary of the Company. The Company is now a holding company, which through Intellinetics, is engaged in document and content management.

This transaction is discussed more fully in Section 2.01 of this Current Report on Form 8-K. The information therein is hereby incorporated into this Section 1.01 by reference.

A copy of the Exchange Agreement is incorporated herein by reference and is filed as Exhibit 2.1 to this Current Report on Form 8-K. The description of the transaction contemplated by such agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Immediately prior to the Share Exchange described in detail below, the Company was a “shell company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Item 2.01(f) of Form 8-K states that if the registrant was a “shell” company, such as the Company was immediately before the Share Exchange, then the registrant must disclose on a

Current Report on Form 8-K the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, this report includes all of the information that would be included in a Form 10. Please note that unless indicated otherwise, the information provided below relates to the Company after the Share Exchange. Information relating to periods prior to the Share Exchange relate only to the party specifically indicated.

EXCHANGE AGREEMENT AND TRANSACTION

As described in Item 1.01 above, on the Closing Date, we completed our acquisition of Intellinetics pursuant to the Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Intellinetics is considered the acquirer for accounting and financial reporting purposes.

Pursuant to the Exchange Agreement, the shareholders of Intellinetics exchanged 6,029 Intellinetics shares (representing all of the outstanding Intellinetics stock) for a total of 28,034,850 shares of our Common Stock. As a result, the former Intellinetics shareholders held approximately 86% of our outstanding stock and Intellinetics became our wholly-owned operating subsidiary.

The issuance of our outstanding stock under the Exchange Agreement is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) thereof and Regulation D promulgated thereunder. These 28,034,850 shares will not be registered under the Securities Act and the shares may not be offered or sold absent registration or an applicable exemption from registration.

Of the 32,590,850 shares of our stock outstanding as a result of the Share Exchange, only 4,556,000 shares will be freely tradable without restriction under the Securities Act. The remaining shares will be “restricted securities” as that term is defined under Rule 144 under the Securities Act which will be freely tradable subject to the applicable holding period, volume and other limitations under Rule 144.

The Share Exchange is intended to be a tax free reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, with the result that shareholders of Intellinetics will not incur any income tax liability as a result of the Share Exchange.

The Exchange Agreement provides for various changes in our officers and directors. These changes are described in Item 5.02 of this Report.

Pursuant to the Exchange Agreement, Intellinetics paid us $300,000 to cover fees and transaction costs relating to the closing of the Exchange Agreement.

Except for the Exchange Agreement and the transactions contemplated thereby, neither Intellinetics nor any of its officers or directors serving before the Share Exchange had any material relationship with us or any of our shareholders.

In connection with the closing of the Exchange Agreement, we filed a press release announcing the closing and the consummation of the Share Exchange, a copy of which is included as Exhibit 99.3 to this Report.

This Report contains summaries of the material terms of the Exchange Agreement and the transaction contemplated thereby. These summaries are subject to, and qualified in their entirety by reference to the Exchange Agreement, which is incorporated herein by reference.

DESCRIPTION OF THE BUSINESS

The disclosure in this “Description of the Business” section relates primarily to Intellinetics, an operating company that became a wholly-owned subsidiary of the Company at the time of the Share Exchange.

Company Overview – Intellinetics, Inc.

Intellinetics is a leading-edge enterprise content management (“ECM”) software development, sales and marketing company, and has been serving both the public and private sectors since 1996. Intellinetics was organized as an Ohio corporation on December 24, 1996. References in this “Description of the Business” section to “we” or “us” refer to Intellinetics. Our current principal office is at 2190 Dividend Drive, Columbus, Ohio 43228-3806, and our telephone number at that location is (614) 921-8170. Our internet address is www.intellinetics.com. Intellinetics has no subsidiaries.

Our revenue is derived primarily from the sale of software solutions and from fees paid for consulting services and software maintenance services. Our software solutions are sold through (i) direct licensing of software for installation on customer computer platforms, and (ii) providing software applications as a service, accessible through the Internet. For the nine months ended September 30, 2011, our revenues from cloud application services were $110,902, and our revenues for sales of traditional client-computer installed software licenses were $384,587. For more information about our past revenues, profits and losses, and total assets, please see our audited and unaudited financial statements, attached to this Current Report on Form 8-K as Exhibit 99.1. In time, we anticipate that the provision of “cloud” application services, or software as a service, will become the principal part of our software sales business. Our comprehensive services include pre-installation assessment, project scoping, implementation consulting, and ongoing software maintenance and customer support.

Our software products allow customers to manage “enterprise content” (unstructured data such as Word documents, Excel spreadsheets, JPEG files, images, pictures, faxes, audio/video files, emails, and PowerPoint presentations) through its entire life cycle. Through our flagship platform, Intellivue™, we specialize in improving and enhancing business operations for clients by making document and content management simple, accessible and affordable. Intellinetics offers industry-specific vertical “composite content applications” (“CCA”) to clients in a pre-configured, on-demand basis through our “On-demand Solution Store™.” This approach to deploying templates for specific business processes empowers clients to affordably manage their complete document life cycle inherently within the turnkey IntellivueTM platform.

Products and Services

We sell three distinct software products – IntellivueTM, RedactivueTM, and DCIDETM:

IntellivueTM

Our flagship platform, IntellivueTM, makes the economic and operational benefits of ECM readily available to underserved small to medium sized businesses, who in the past could not afford the turnkey platforms available only from providers such as IBM or EMC Corporation. Intellinetics is the only ECM provider in the market that offers the seven core components of ECM inherently within a single price as part of its core go-to-market strategy. The single-price strategy makes cost of ownership simple to understand as support for a buying decision and distinguishes our marketing strategy from that of most ECM providers.

The seven components of IntellivueTM are as follows:

•

Image-processing Application: The IntellivueTM platform includes image processing modules used for capturing, transforming and managing images of paper documents. IntellivueTM supports distributed and high volume capture, optical and intelligent character recognition, and form-processing technology. IntellivueTM’s open architecture enables plug-and-play compatibility with industry-leading advanced capture tools from providers such as Kofax and IBM (Datacap).

•

Records Management: The IntellivueTM records management module is designed to address needs relating to long-term retention of content through automation and policies, ensuring legal, regulatory and industry compliance for our clients.

•	Workflow/BPM: IntellivueTM is designed to support business processes, routing content electronically, assigning work tasks and states (e.g., reviews or approvals), and creating related audit trails.

•

Social Content: IntellivueTM addresses document sharing, collaboration and knowledge management, and project teams. Specifically, video files are the fastest-growing category of new content in this defined area. Previously referred to as “document collaboration,” social content reflects a broader audience and a range of content types.

•

Web Content Management: The IntellivueTM platform specifically addresses native functions such as templating, workflow, change management, and content deployment functions that deliver prepackaged or on-demand content (via IntellivueTM WebVue™). A key strength in this area is the ability of IntellivueTM to use our full-functioned web services based on our Software Development Kit (SDK) and Application Protocol Interface (API).

•

Extended Components: IntellivueTM includes document composition and e-forms (via third party OEM integration partnership), search, content and web analytics (via third party Advanced OCR engine partnership), email and information archiving and packaged application integration (via Intellinetics’ DirectVue™).

•	Document Management: The IntellivueTM platform allows for check-in/check-out and security. IntellivueTMenables up to 99 levels of role-based security around each piece of content (if applicable).

RedactivueTM

Our second software product is RedactivueTM. The RedactivueTM platform addresses the industry need for redaction of confidential or legally protected information from documents prior to release to a third party. RedactivueTM provides users the ability to quickly and efficiently design, test, and deploy intelligent redaction templates that support an unlimited number of unique content filters. In addition, RedactivueTM includes a comprehensive quality review and approval workflow engine that is completely configurable by document category.

Features of RedactivueTM:

•	Enables “Redaction-Aware” document management for business software applications quickly & easily

•	Real-time filter testing provides methods to rapidly optimize accuracy using one of three powerful filter models (i.e., template libraries):

•	Regular Expression/Pattern Matching;

•	Label Proximity; and

•	Fixed Templates.

•	Allows different redaction levels to simultaneously accommodate multiple views to the same document without any file duplication.

•	Preserves:

•	Redaction History;

•	Rules Applied; and

•	User Approval Workflow.

•	Exports comprehensive document and meta-data to any system, including:

•	ECM Platforms (e.g., SharePoint, IBM, EMC Corporation, Open Text, Hyland Software, and Oracle)

•	Websites; and

•	Host Business Applications (e.g., ERP, CRM, EMR, and HRIS).

Deployment Methods:

RedactivueTM is flexible and can function in several different deployment models across an organization, including:

•	As an end-to-end document management solution;

•	As a “pre-process” to an existing ECM; and

•	As an integrated sub-system to another host business software application (e.g., by redaction-enabling a Court Management System).

In addition, any of the above models can blend user controlled, semi-automated, or fully automated redaction methods to maximize our client’s throughput, yet at the same time ensure their accuracy requirements.

DCIDETM

Our third software product is DCIDETM, which is an acronym for Document Classification, Identification, and Data Extraction. DCIDETM is designed to quickly and efficiently analyze in-bound documents to capture important information for delivery to enterprise resource planning (ERP) systems with little or no manual data entry. As an advanced data capture product, it fills growing market needs for increased productivity and automation related to transaction oriented, repeatable capture information. DCIDETM uses advanced optical character recognition (OCR) to accurately capture data from a wide variety of documents, such as invoices, medical Explanations of Benefits (EOB), tax forms and bills of lading. In addition, DCIDETM can perform intelligent character recognition (ICR, which recognizes handwriting) and optical mark recognition (OMR) for processing documents such as tests and surveys.

DCIDETM provides clients with innovative capabilities to help eliminate costly template creation at setup. Designed to set up a new client document layout in seconds without expensive programming, DCIDE™ stores each document’s design and field data locations automatically. Each scanned document is matched against a library of document layouts known as “fingerprints”. Zones and location rules are set up to help ensure that data located in key fields are captured and stored ready for export to the client’s host system. “Verify” operators are presented with easy-to-use features to correct recognition errors, easily locate data on a document, and quickly add new documents with a few clicks of the mouse button.

Features of DCIDETM:

•	Increases productivity for the data processing staff;

•	Reduces document processing costs;

•	Enhances data accuracy;

•	Improves compliance;

•	Reduces costly incorrect or duplicate data; and

•	Enables smooth integration with ERP systems.

Marketing and Sales

Historically, our marketing efforts have focused on generating sales leads primarily through the use of a direct sales force, limited channel partnership, and trade shows. To a lesser extent, we use our website featuring solution overviews, case studies, white papers, and customer testimonials. Our traditional direct sales approach changed dynamically in the fourth quarter of 2010.

In September 2010, we reviewed what we had learned from our limited channel relationships with such companies as Lexmark International, Inc., Tiburon, and ACS Wagers and began a focused sales transformation. We reduced our direct sales force and immediately began implementing a national channel partner strategy to market our suite of products (i.e., Intellivue™, Redactivue™ and DCIDE™). For purposes of this section, a “channel partner” is a company that we partner with to market and sell our products and technologies.

This change in our marketing strategy led to a substantial increase in new customers within the first twelve months after implementation. As a result, we are now committed to offering a best-in-class channel partner program serving mid-market customers in both the public and private sectors. In 2011, we placed increased effort on building the support infrastructure required to compete more efficiently using a channel partner strategy. Through these efforts we now have expanded to fourteen reselling partners across the entire United States, which partners we believe are positioned to yield financial growth in 2012. At this time, we have no partnerships internationally, but we are exploring international opportunities.

Our historic sales cycle for ECM products is long (i.e., 18-24 months) when compared to that of most ECM vendors. With our advanced open-source platform, ‘on-demand’ solution templates, and advance prompting controls, we believe that working with our channel partners will help achieve much shorter sales cycles, ranging from 30 to 120 days.

We believe that a targeted increase in channel relationships will dynamically increase our sales. Our goal is to have approximately 25 channel relationships selling our Intellinetics suite by the end of 2012. A new partner portal on our website was launched in November 2011. During the third and fourth quarters of 2011, we witnessed a dramatic increase in our sales funnel through our increased channel network. We view this channel transformation as a critical component of our future business success.

Competition and Market Position

The market for our products is highly competitive, and we expect that competition will continue to intensify as the ECM markets consolidate. We believe our primary competitors in our market, the small-to-medium business sector, are Perceptive Software, Hyland Software and Autonomy. The principal competitive factors affecting the market for our software products and services include: (i) vendor and product reputation; (ii) product quality, performance and price; (iii) the availability of software products on multiple platforms; (iv) product scalability; (v) product integration with other enterprise applications; (vi) software functionality and features; (vii) software ease of use; (viii) the quality of professional services, customer support services and training, and (ix) the ability to address specific customer business problems. We believe that the relative importance of each of these factors depends upon the concerns and needs of each specific customer.

For the small-to-medium market, computer industry leaders such as Microsoft, IBM, EMC Corporation, Open Text, and Oracle all face the same problem: they either cannot scale bi-directionally (i.e. cannot scale down, and have no lower price point for offerings), or are proprietary in nature and do not integrate well with others. Therefore, these leaders are caught in a price-point dilemma and are facing major decreases in market share. Due to their operating overhead, these vendors’ easiest path into the small-to-medium business sector or enterprise augmentation (‘departmental play’) is through acquiring a smaller ECM vendor such as Intellinetics. Alternatively, these vendors may simply avoid such opportunities, leaving an evergreen field of opportunities for Intellinetics.

We believe that Intellinetics has advantages over our competitors in the small-to-medium market. In our view, Intellinetics will remain competitive by remaining a focused niche provider with product offerings aligned with buyer-specific requirements. We anticipate that Intellinetics will benefit from three specific advantages already in place:

•

We leverage the “On-demand Solution Store™” to reduce the time and cost of on-boarding new clients and expanding footprint with existing clients. Our solution templates substantially reduce change management costs and contain most of the best practices for horizontal and vertical business processes.

•	We achieve higher ease-of-use satisfaction among client-users by expanding the client’s software as a service deployment options with simple, accessible pricing models.

•

We benefit from partner synergies by connecting our portfolio of cloud and premise-based solutions into a growing network of strategic partners focused on demand generation serving both captive and new client bases.

We believe that Intellinetics is well positioned as a niche ECM provider offering a complete world of ECM on one platform, requiring no modular pricing, enabling our clients assemble, protect, find, collaborate on and ultimately use their content more effectively. IntellivueTM can provide a complete set of industry-unique CCA solutions, accelerated by cloud delivery, that have been previously unavailable to the markets we serve.

Customers

We market our Intellinetics product suite (i.e. Intellivue™, Redactivue™ and DCIDE™) primarily to companies in the public and private sectors within the United States. Revenues from a limited number of clients have accounted for a substantial percentage of our total revenues. Intellinetics’ two largest clients, Tiburon, Inc. (“Tiburon”) and Lexmark International, Inc. (“Lexmark”) accounted for approximately 16% and 15%, respectively, of our revenues for the year ended December 31, 2010. For the year ended December 31, 2009, our two largest clients , Tiburon and the Ohio State Department of Commerce, accounted for approximately 14% and 12%, respectively, of our revenues. For the nine months ended September 30, 2011, revenues from our three largest clients, the Washington State Patrol, Tiburon and Ohio State Office of Budget and Management, accounted for approximately 12%, 11% and 10%, respectively, of our revenues. For the nine months ended September 30, 2010, revenues from our two largest customers, Tiburon and Lexmark, accounted for approximately 19% and 14%, respectively, of our total revenues.

For the years ended December 31, 2010 and 2009, government contracts represented approximately 46% and 58% of our net revenues, respectively. The most significant of those government contracts, in 2009, represented 12% of net revenues. For the nine months ended September 30, 2011 and 2010, government contracts represented approximately 54% and 46% of net revenues, respectively. The most significant of those government contracts, in 2011 and 2010, represented approximately 12% and 10% of net revenues, respectively. Due to their dependence on state, local and federal budgets, government contracts carry short terms, typically less than 18 months. Since our inception, our contracts with government customers have always been renewed on the original terms and conditions upon expiration.

Intellectual Property

Our software and most of the underlying technologies are built on a Microsoft.Net framework. We rely on a combination of copyright, trademark laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary intellectual property rights.

Customers license the right to use our software products on a non-exclusive basis. We grant to third parties rights in our intellectual property that allow them to market certain of our products on a non-exclusive or limited-scope exclusive basis for a particular application of the product or to a particular geographic area.

While we believe that our intellectual property as a whole is valuable and our ability to maintain and protect our intellectual property rights is important to our success, we also believe that our business as a whole is not materially dependent on any particular trademark, license, or other intellectual property right.

Government Regulation

We are subject to federal, state and local laws and regulations affecting our business. Other than government procurement rules affecting sales to governmental customers, we do not believe that we are subject to any special governmental regulations or approval requirements affecting our products or services. Complying with the regulations and requirements applicable to our business does not entail a significant cost or burden. We believe that we are in compliance in all material respects with all applicable governmental regulations.

Employees

As of September 20, 2011, we employed a total of 20 individuals, 19 of whom are full-time employees. We believe that relations with our employees are good. None of our employees is represented by a labor union, and we do not have collective bargaining arrangements with any of our employees.

DESCRIPTION OF THE PROPERTIES

Our property consists of an office facility measuring approximately 6,000 square feet in Columbus, Ohio that we lease for our headquarters and chief executive offices. The lease term continues until December 31, 2012.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Current Report on Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated herein that are not historic facts are forward looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward looking statements. The risks and uncertainties described below are not the only risks and uncertainties facing us. Additional risks not currently known to us or that we currently believe are immaterial may also impair our operating results, financial condition, and liquidity. Our business is also subject to general risks and uncertainties that affect many other companies. For purposes of this section, references to our business include the business of our wholly-owned subsidiary Intellinetics, Inc. The risks discussed below are not presented in order of importance or probability of occurrence.

Risks Relating to the Company’s Business

We are subject to risks common to technology-based companies, including dependence on key personnel, rapid technological change, competition from alternative product offerings and larger companies, and challenges to the development and marketing of commercial products and services. We believe that our future results of operations could be affected by various factors including, but not limited to, the following:

•	Cultural acceptance of cloud computing technologies associated with sensitive information;

•	Market acceptance of enhancements or products;

•	Changes in the demand for our products and for the products of our competitors;

•	Changes in our pricing policies or those of our competitors;

•	The introduction or enhancement of products by us and by our competitors;

•	Delays in the introduction of products or enhancements by us or by our competitors;

•	Customer order deferrals in anticipation of upgrades and new products;

•	Changes in the lengths of sales cycles;

•	Delays in product installation with customers;

•	Change in the mix of distribution channels through which products are licensed;

•	Change in the mix of products and services sold;

•	Acquisitions and the integration of acquired businesses;

•	Restructuring charges taken in connection with any completed acquisition or otherwise;

•	Inability to secure capital on favorable terms, or at all, if we need additional capital in the future;

•	Inability to attract and retain key personnel;

•	Intellectual property disputes;

•	Fluctuations in quarterly operating results;

•	Impairment of goodwill, intangible, or long-lived assets;

•	Costs to ensure compliance with United States corporate governance and accounting requirements;

•	Unanticipated changes in accounting rules;

•	Unanticipated changes in tax rates and regulations;

•	Changes in general economic and business conditions; and

•	Changes in general political developments.

A general weakening of the United States economy or economic or business uncertainty could cancel or delay customer purchases. A cancellation or deferral of even a small number of licenses or delays in the installation of our products could have a material adverse effect on our operations. As a result of the timing of product introductions and the rapid evolution of our business as well as of the markets we serve, we cannot predict whether patterns or trends experienced in the past will continue. For these reasons, you should not rely upon our past results to forecast future performance. Our revenues and operating results may vary significantly, and this possible variance could materially reduce the market price of our Common Stock.

We have a history of losses and we may not achieve or maintain profitability.

We have a history of losses and have not yet achieved profitability. We had net losses of $646,774 and $632,704 for the years ended December 31, 2010 and 2009, respectively, and a net loss of $555,891 for the nine months ended September 30, 2011. Our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements for the years ended

December 31, 2010 and 2009 about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to the opinion issued by our independent registered public accounting firm including our explanation that the Company’s ability to continue as a going concern is contingent upon us being able to secure additional capital. You must consider our business, financial history and prospects in light of the risks and difficulties we face. There can be no assurances that we will achieve or maintain profitability.

Weakened economic conditions and uncertainty could adversely affect our operating results.

Our overall performance depends in part on economic conditions. The United States has experienced a prolonged downturn as a result of a multitude of factors, including, but not limited to, turmoil in the credit and financial markets, concerns regarding the stability and viability of major financial institutions, declines in gross domestic product, increases in unemployment and volatility in commodity prices and worldwide stock markets, and excessive government debt. The severity and length of time that the downturn in economic and financial market conditions may persist, as well as the timing, strength and sustainability of any temporary recovery, are unknown and are beyond our control. Moreover, any instability in the global economy affects countries, including the United States, with varying levels of severity, which makes the impact on our business complex and unpredictable. During such downturns, many customers may delay or reduce technology purchases. Contract negotiations may become more protracted, or conditions could result in reductions in sales of our products, longer sales cycles, pressure on our margins, difficulties in collection of accounts receivable or delayed payments, increased default risks associated with our accounts receivable, slower adoption of new technologies, and increased price competition. In addition, continued deterioration of the United States and global credit markets could adversely impact our ability to complete sales of our products and services, including maintenance and support renewals. Any of these prolonged events, as well as a general weakening of, or declining corporate confidence in, the United States and global economy, or a curtailment in government or corporate spending could delay or decrease customer purchases.

Stress in the global financial system may adversely affect our finances and operations in ways that may be hard to predict or to defend against.

Recent events in the financial markets have demonstrated that businesses and industries throughout the world are very tightly connected to each other. Thus, financial developments seemingly unrelated to us or to our industry may adversely affect us over the course of time. For example, material increases in applicable interest rate benchmarks may increase the payment costs for any debt we have incurred. Credit contraction in financial markets may hurt our ability to access credit in the event that we identify an acquisition opportunity or require significant access to credit for other reasons. Similarly, volatility in our stock price due to seemingly unrelated financial developments could hurt our ability to raise capital for the financing of acquisitions or other reasons. Potential price inflation in the United States may increase the cost we incur to provide our solutions and may reduce profit margins on agreements that govern our provision of products or services to customers over a multi-year period. A reduction in credit, combined with reduced economic activity, may adversely affect businesses and industries that collectively constitute a significant portion of our customer base, such as the public sector. As a result, these customers may need to reduce their purchases of our products or services, or we may experience greater difficulty in receiving payment for the products or services that these customers purchase from us. Any of these events, or any other events caused by turmoil in domestic or international financial markets, may have a material adverse effect on our business, operating results, and financial condition.

We may not be able to generate sufficient cash to service any indebtedness that we may incur from time to time, and we may be forced to take other actions to satisfy our obligations under any such indebtedness, which actions may not be successful.

Our ability to make scheduled payments on or to refinance any debt obligations that we may incur depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on any indebtedness.

If our cash flows and capital resources are at any time insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital, or restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations.

We are currently subject to loan covenants.

In connection with our indebtedness to the State of Ohio, we are subject to certain loan covenants and requirements. We are required to create and maintain a certain number of full time jobs within Ohio. Should we violate a covenant or requirement, we may be subject to an escalation of our interest rate and/or we may be required to repay the loan before its term.

Our gross margins on our revenues have not been stable.

Our gross margins on our revenues have not been stable. Accordingly, it is difficult for us to manage and forecast our gross margins and our earnings. Historically, our product mix and profitability per project have not been consistent. These conditions may adversely impact our future financial performance and may hinder our ability to attract investors.

Our liquidity and ability to raise capital may be limited.

As of September 30, 2011, we had cash and cash equivalents of $145,905. However, over the nine months ended September 30, 2011, we had a net loss of $555,891. We believe that based on our current operating plan, we will need to obtain debt or additional equity financing prior to December 31, 2012. We intend to raise a minimum of $2,000,000 during the years 2012 and 2013 through a private placement of our Common Stock. The type, timing and terms of the financing we may select will depend on, among other things, our cash needs, the availability of other financing sources and prevailing conditions in the financial markets. Any financing would be dilutive to our stockholders. There can be no assurance that any of these sources will be available to us at any time or that they will be available on satisfactory terms.

As a result of the Share Exchange, we have become subject to more reporting requirements of federal securities laws, which can be expensive.

As a result of the Share Exchange, we have become an operating company. Accordingly, we will be subject to more information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the Commission (including reporting of the Share Exchange) and furnishing audited reports to stockholders may increase and may cause our expenses to be higher.

In addition, it may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

If we do not implement necessary internal control over financial reporting in an efficient and timely manner, or if we discover deficiencies and weaknesses in existing systems and controls, we could be subject to regulatory enforcement and investors may lose confidence in our ability to operate in compliance with existing internal control rules and regulations, either of which could result in a decline in our stock price.

It may be difficult to design and implement effective internal control over financial reporting for combined operations as the Company integrates the business of Intellinetics it acquired as a result of the Share Exchange, and perhaps other acquired businesses in the future. In addition, differences in existing controls of acquired businesses may result in weaknesses that require remediation when internal controls over financial reporting are combined.

If we fail to maintain an effective system of internal control, we may be unable to produce reliable financial reports or prevent fraud. If we are unable to assert that our internal control over financial reporting is effective at any time in the future, or if our independent registered public accounting firm is unable to attest to the effectiveness of internal controls, is unable to deliver a report at all or can deliver only a qualified report, we could be subject to regulatory enforcement and investors may lose confidence in our ability to operate in compliance with existing internal control rules and regulations, either of which could result in a decline in our stock price.

The length of our sales cycle can fluctuate significantly, which could result in significant fluctuations in license revenues being recognized from quarter to quarter.

The decision by a customer to purchase our products often involves a comprehensive implementation process across the customer’s network or networks. As a result, licenses of these products may entail a significant commitment of resources by prospective customers, accompanied by the attendant risks and delays frequently associated with significant expenditures and lengthy sales cycles and implementation procedures. Given the significant investment and commitment of resources required by an organization to implement the type of software we supply, our sales cycle may be longer compared to other companies within our own industry, as well as companies in other industries. In the current economic environment, it is not uncommon to see reduced information technology spending. It may take several months, or even several quarters, for marketing opportunities to materialize. If a customer’s decision to license our software is delayed or if the installation of our products takes longer than originally anticipated, the date on which we may recognize revenues from these licenses would be delayed. Such delays could cause our revenues to be lower than expected in a particular period.

Our success depends on our relationships with strategic partners, and any reduction in the sales efforts or cooperative efforts from our partners could materially impact our revenues.

We rely on close cooperation with partners for sales and product development as well as for the optimization of opportunities that arise in our competitive environment. Our success will depend, in part, upon our ability to maintain access to existing channels of distribution and to gain access to new channels if and when they develop. We may not be able to retain a sufficient number of our existing partners or develop a sufficient number of future partners. We are unable to predict the extent to which our partners will be successful in marketing and licensing our products. A reduction in partner cooperation or sales efforts, or a decline in the number of channels, could materially reduce revenues.

If we do not continue to develop new technologically-advanced products that successfully integrate with the software products and enhancements used by our customers, future revenues and our operating results may be negatively affected.

Our success depends upon our ability to design, develop, test, market, license, and support new software products and enhancements of current products on a timely basis in response to both competitive threats and marketplace demands. Recent examples of significant trends in the software industry include cloud computing, mobility, social media, and software as a service. In addition, software products and enhancements must remain compatible with standard platforms and file formats. Often, we must integrate software licensed or acquired from third parties with our proprietary software to create or improve our products. If we are unable to achieve a successful integration with third-party software, we may not be successful in developing and marketing our new software products and enhancements. If we are unable to successfully integrate third-party software to develop new software products and enhancements to existing products, or to complete products currently under development which we license or acquire from third parties, our operating results will materially suffer. In addition, if the integrated or new products or enhancements do not achieve acceptance by the marketplace, our operating results will materially suffer. Also, if new industry standards emerge that we do not anticipate or adapt to, our software products could be rendered obsolete and, as a result, our business and operating results, as well as our ability to compete in the marketplace, would be materially harmed.

If our products and services do not gain market acceptance, our operating results may be negatively affected.

We intend to pursue our strategy of growing the capabilities of our ECM software offerings through our proprietary research and the development of new product offerings. In response to customer demand, it is important to our success that we continue: (i) to enhance our products, and (ii) to seek to set the standard for ECM capabilities. The primary market for our software and services is rapidly evolving, which means that the level of acceptance of products and services that have been released recently or that are planned for future release by the marketplace is not certain. If the markets for our products and services fail to develop, develop more slowly than expected or become subject to increased competition, our business may suffer. As a result, we may be unable to: (i) successfully market our current products and services, (ii) develop new software products, services and enhancements to current products and services, (iii) complete customer installations on a timely basis, or (iv) complete products and services currently under development. In addition, increased competition could put significant pricing pressures on our products, which could negatively impact our margins and profitability. If our products and services are not accepted by our customers or by other businesses in the marketplace, our business and operating results will be materially affected.

If our existing customers fail to renew their support agreements, or if customers do not license updated products on terms favorable to us, our revenues could be adversely affected.

We currently derive a significant portion of our overall revenues from maintenance services and software subscriptions, and we depend on our installed customer base for future revenue from maintenance services and software subscriptions and licenses of updated products. The IT industry generally has been experiencing increasing pricing pressure from customers when purchasing or renewing support agreements. Moreover, the trend towards consolidation in certain industries that we serve, such as financial services and telecommunications, could result in a reduction of the software and hardware being serviced and put pressure on our maintenance terms with customers who have merged. Given this environment, there can be no assurance that our current customers will renew their maintenance agreements or agree to the same terms when they renew, which could result in our reducing or losing maintenance fees. If our existing customers fail to renew their maintenance agreements, or if we are unable to generate additional maintenance fees through the licensing of updated products to existing or new customers, our business and future operating results could be adversely affected.

Our investment in our current research and development efforts may not provide a sufficient, timely return.

The development of ECM software products is a costly, complex, and time-consuming process, and the investment in ECM software product development often involves a long wait until a return is achieved on such an investment. We make and will continue to make significant investments in software research and development and related product opportunities. Investments in new technology and processes are inherently speculative. Commercial success depends on many factors including the degree of innovation of the products developed through our research and development efforts, sufficient support from our strategic partners, and effective distribution and marketing. Accelerated product introductions and short product life cycles require high levels of expenditures for research and development. These expenditures may adversely affect our operating results if they are not offset by increased revenues. We believe that we must continue to dedicate a significant amount of resources to our research and development efforts in order to maintain our competitive position. However, significant revenues from new product and service investments may not be achieved for a number of years, if at all. Moreover, new products and services may not be profitable, and even if they are profitable, operating margins for new products and businesses may not be as high as the margins we have experienced for our current or historical products and services.

Product development is a long, expensive, and uncertain process, and we may terminate one or more of our development programs.

We may determine that certain product candidates or programs do not have sufficient potential to warrant the continued allocation of resources. Accordingly, we may elect to terminate one or more of our programs for such product candidates. If we terminate a product in development in which we have invested significant resources, our prospects may suffer, as we will have expended resources on a project that does not provide a return on our investment and we may have missed the opportunity to have allocated those resources to potentially more productive uses, and this may negatively impact our business operating results or financial condition.

The use of open-source software in our products may expose us to additional risks.

Certain open-source software is licensed pursuant to license agreements that require a user who distributes the open-source software as a component of the user’s software to disclose publicly part or all of the source code to the user’s software. This effectively renders what was previously proprietary software open-source software. As competition in our markets increases, we must strive to be cost-effective in our product development activities. Many features we may wish to add to our products in the future may be available as open-source software, and our development team may wish to make use of this software to reduce development costs and speed up the development process. While we carefully monitor the use of all open-source software and try to ensure that no open-source software is used in such a way as to require us to disclose the source code to the related product, such use could inadvertently occur. Additionally, if a third party has incorporated certain types of open-source software into its software but has failed to disclose the presence of such open-source software, and we embed that third-party software into one or more of our products, we could, under certain circumstances, be required to disclose the source code to our product. This could have a material adverse effect on our business.

Failure to protect our intellectual property could harm our ability to compete effectively.

We are highly dependent on our ability to protect our proprietary technology. We rely on a combination of intellectual property laws, as well as non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights. We intend to protect our rights vigorously; however, there can be no assurance that these measures will, in all cases, be successful. Enforcement of our intellectual property rights may be difficult. While U.S. copyright laws may provide meaningful protection against unauthorized duplication of software, software piracy has been, and is expected to be, a persistent problem for the software industry, and piracy of our products represents a loss of revenue to us. Certain of our license arrangements may require us to make a limited confidential disclosure of portions of the source code for our products, or to place such source code into escrow for the protection of another party. Although we will take considerable precautions, unauthorized third parties, including our competitors, may be able to: (i) copy certain portions of our products, or (ii) reverse engineer or obtain and use information that we regard as proprietary. Also, our competitors could independently develop technologies that are perceived to be substantially equivalent or superior to our technologies. Our competitive position may be adversely affected by our possible inability to effectively protect our intellectual property.

Other companies may claim that we infringe their intellectual property, which could materially increase costs and materially harm our ability to generate future revenues and profits.

Claims of infringement are becoming increasingly common as the software industry develops and as related legal protections, including patents, are applied to software products. Although we do not believe that our products infringe on the rights of third parties, third parties may assert infringement claims against us in the future. Although most of our technology is proprietary in nature, we do include certain third-party software in our products. In these cases, this software is licensed from the entity holding the intellectual property rights. Although we believe that we have secured proper licenses for all third-party software that is integrated into our products, third parties may assert infringement claims against us in the future. The third parties making these assertions and claims may include non-practicing entities whose business model is to obtain patent-licensing revenues from operating companies, such as ours. Any such assertion, regardless of merit, may result in litigation or may require us to obtain a license for the intellectual property rights of third parties. Such licenses may not be available, or they may not be available on reasonable terms. In addition, such litigation could be time-consuming, disruptive to our ability to generate revenues or enter into new market opportunities, and may result in significantly increased costs as a result of our defense against those claims or our attempt to license the intellectual property rights or rework our products to avoid infringement of third-party rights to ensure they comply with judicial decisions. Our agreements with our partners and end-users typically contain provisions that require us to indemnify them, with certain limitations on the total amount of such indemnification, for damages sustained by them as a result of any infringement claims involving our products. Any of the foregoing results of an infringement claim could have a significant adverse impact on our business and operating results, as well as our ability to generate future revenues and profits.

The loss of licenses to use third-party software or the lack of support or enhancement of such software could adversely affect our business.

We currently depend upon a limited number of third-party software products. If such software products were not available, we might experience delays or increased costs in the development of our products. In certain instances, we rely on software products that we license from third parties, including software that is integrated with internally-developed software, and which is used in our products to perform key functions. These third-party software licenses may not continue to be available to us on commercially reasonable terms, and the related software may not continue to be appropriately supported, maintained, or enhanced by the licensors. The loss by us of the license to use, or the inability by licensors to support, maintain, and enhance any of such software, could result in increased costs or in delays or reductions in product shipments until equivalent software is developed or licensed and integrated with internally-developed software. Such increased costs or delays or reductions in product shipments could adversely affect our business.

Current and future competitors could have a significant impact on our ability to generate future revenues and profits.

The markets for our products are intensely competitive, and are subject to rapid technological change and other pressures created by changes in our industry. The convergence of many technologies has resulted in unforeseen competitors arising from companies that were traditionally not viewed as threats to our marketplace. We expect competition to increase and intensify in the future as the pace of technological change and adaptation quickens, and as additional companies enter our markets, including those competitors who offer similar products and services to ours, but offer them through a different form of delivery. Numerous releases of competitive products have occurred in recent history and are expected to continue in the future. We may not be able to compete effectively with current competitors and potential entrants into our marketplace. We could lose market share if our current or prospective competitors: (i) introduce new competitive products, (ii) add new functionality to existing products, (iii) acquire competitive products, (iv) reduce prices, or (v) form strategic alliances with other companies. If other businesses were to engage in aggressive pricing policies with respect to competing products, or if the dynamics in our marketplace resulted in increased bargaining power by the consumers of our products and services, we would need to lower the prices we charge for the products we offer. This could result in lower revenues or reduced margins, either of which could materially and adversely affect our business and operating results. Additionally, if prospective consumers choose other methods of ECM delivery, different from those that we offer, our business and operating results could also be materially and adversely affected.

Consolidation in the industry, particularly by large, well-capitalized companies, could place pressure on our operating margins which could, in turn, have a material adverse affect on our business.

Acquisitions by large, well-capitalized technology companies have changed the marketplace for our goods and services by replacing competitors that are comparable in size to our company with companies that have more resources at their disposal to compete with us in the marketplace. In addition, other large corporations with considerable financial resources either have products that compete with the products we offer, or have the ability to encroach on our competitive position within our marketplace. These companies have considerable financial resources, channel influence, and broad geographic reach; thus, they can engage in competition with our products and services on the basis of sales price, marketing, services, or support. They also have the ability to introduce items that compete with our maturing products and services. The threat posed by larger competitors and their ability to use their better economies of scale to sell competing products and services at a lower cost may materially reduce the profit margins we earn on the goods and services we provide to the marketplace. Any material reduction in our profit margin may have a material adverse effect on the operations or finances of our business, which could hinder our ability to raise capital in the public markets at opportune times for strategic acquisitions or general operational purposes, which may prevent effective strategic growth or improved economies of scale or put us at a disadvantage to our better-capitalized competitors.

We may not realize the anticipated benefits of past or potential future acquisitions, and integration of these acquisitions may disrupt our business and management, negatively affecting our business, operating results, or financial condition.

We may not realize the anticipated benefits of an acquisition, and each acquisition, including our recent acquisition of Intellinetics, has numerous risks. Particularly with regard to any future acquisitions of operating businesses, we may experience difficulties in integrating personnel and operations from the acquired businesses and in retaining and motivating key personnel from those businesses, and difficulties caused by potential incompatibility of business cultures. We may experience difficulty in effectively integrating the acquired technologies, products, or services with our current technologies, products, or services. We may experience difficulty in maintaining controls, procedures, and policies during the transition and integration, as well as difficulty integrating the acquired company’s accounting, management information, human resources, and other administrative systems. We may not be able to assert that internal controls over financial reporting are effective. Acquisitions may disrupt our ongoing operations, divert management from day-to-day responsibilities, increase our expenses, or adversely impact our business, operating results, and financial condition. We also may not be able to retain key technical and managerial personnel of the acquired business or key customers, distributors, vendors, and other business partners of the acquired business, and we may not be able to achieve the financial and strategic goals for the acquired and combined businesses. We may incur acquisition-related costs or amortization costs for acquired intangible assets that could impact our operating results, expose us to fluctuations in currency exchange rates, impair relationships with employees, customers, partners, distributors or third-party providers of our technologies, products or services, and delay customer and distributor purchasing decisions due to uncertainty about the direction of our product and service offerings.

While we currently have no acquisitions of other businesses pending or planned, we may pursue acquisition opportunities in the future. We may not be able to find suitable acquisition candidates and we may not be able to complete acquisitions on favorable terms, if at all. If we do complete acquisitions, we may not ultimately strengthen our competitive position or achieve our goals, or such acquisitions may be viewed negatively by customers, financial markets, or investors. Future acquisitions may reduce our cash available for operations and other uses, and could result in an increase in amortization expense related to identifiable assets acquired, potentially dilutive issuances of equity securities, or the incurrence of debt, which could negatively affect our business, operating results, and financial condition. Mergers and acquisitions of high technology companies are inherently risky, and ultimately, if we do not complete an announced acquisition transaction or integrate an acquired business successfully and in a timely manner, we may not realize the benefits of the acquisition to the extent anticipated.

Our acquisition activity may lead to a material increase in the incurrence of debt, which may adversely affect our finances.

We may borrow money to provide the funds necessary to pay for companies we seek to acquire, if we deem such financing activity to be appropriate. The interest costs generated under any such debt obligations may materially increase our interest expense, which may materially and adversely affect our profitability as well as the price of our Common Stock. Our ability to pay the interest and repay the principal for the indebtedness we incur as a result of our acquisition activity depends upon our ability to manage our business operations and our financial resources. In addition, the agreements related to such borrowings may contain covenants requiring us to meet certain financial performance targets and operating covenants, and limiting our discretion with respect to certain business matters, such as, among other things, any future payment of dividends, the borrowing of additional amounts, and the making of investments.

Businesses we acquire may have disclosure controls and procedures and internal controls over financial reporting that are weaker than or otherwise not in conformity with ours.

Upon consummating any acquisition, we will seek to implement our disclosure controls and procedures, as well as our internal controls over financial reporting, at the acquired company as promptly as possible. Depending upon the nature of the business acquired, the implementation of our disclosure controls and procedures, as well as the implementation of our internal controls over financial reporting, at an acquired company may be a lengthy process. We will conduct due diligence prior to consummating any acquisition; however, such diligence may not identify all material issues, and our integration efforts may periodically expose deficiencies in the disclosure controls and procedures, as well as in internal controls over financial reporting, of an acquired company. If such deficiencies exist, we may not be in a position to comply with our periodic reporting requirements and, as a result, our business and financial condition may be materially harmed.

We must continue to manage our internal resources during periods of company growth, or our operating results could be adversely affected.

The ECM market has continued to evolve at a rapid pace. We expect to continue to review acquisition opportunities as a means of increasing the size and scope of our business. Our growth, coupled with the rapid evolution of our markets, has placed, and will continue to place, significant strains on our administrative and operational resources, and has increased, and will continue to increase, demands on our internal systems, procedures and controls. Our administrative infrastructure, systems, procedures and controls may not adequately support our operations. In addition, our management may not be able to achieve the rapid, effective execution of the product and business initiatives necessary to successfully implement our operational and competitive strategy. If we are unable to manage growth effectively, our operating results will likely suffer which may, in turn, adversely affect our business.

If we are not able to attract and retain top employees, our ability to compete may be harmed.

Our performance is substantially dependent on the performance of our executive officers and key employees. The loss of the services of any of our executive officers or other key employees could significantly harm our business. Although Intellinetics maintains “key person” life insurance policies on some of its employees, the Company currently maintains no such policies. Furthermore, although such policies may mitigate the financial hardship associated with the loss of key employees, the loss of any key employee of the Company or its subsidiary Intellinetics could cause substantial harm to our business. Our success is also highly dependent upon our continuing ability to identify, hire, train, retain, and motivate highly-qualified management, technical, sales, and marketing personnel. In particular, the recruitment of top research developers and experienced salespeople remains critical to our success. Competition for such people is intense, substantial, and continuous, and we may not be able to attract, integrate, or retain highly-qualified technical, sales, or managerial personnel in the future. In addition, in our effort to attract and retain critical personnel, we may experience increased compensation costs that are not offset by either improved productivity or higher prices for our products or services.

The market price of our Common Stock may limit the appeal of certain alternative compensation structures that we might offer to the high-quality employees we seek to attract and retain.

If the market price of our Common Stock performs poorly, such performance may adversely affect our ability to retain or attract critical personnel. For example, if we were to offer options to purchase shares of our Common Stock as part of an employee’s compensation package, the attractiveness of such a compensation package would be highly dependent upon the performance of our Common Stock.

In addition, any changes made to any of our compensation practices which are made necessary by governmental regulations or competitive pressures could adversely affect our ability to retain and motivate existing personnel and recruit new personnel. For example, any limit to total compensation which may be prescribed by the government, or any significant increases in personal income tax levels in the United States, may hurt our ability to attract or retain our executive officers or other employees whose efforts are vital to our success.

Any unauthorized, and potentially improper, actions of our personnel could adversely affect our business, operating results, and financial condition.

The recognition of our revenue depends on, among other things, the terms negotiated in our contracts with our customers. Our personnel may act outside of their authority and negotiate additional terms without our knowledge. We have implemented policies to help prevent and discourage such conduct, but there can be no assurance that such policies will be followed. For instance, in the event that our sales personnel negotiate terms that do not appear in the contract and of which we are unaware, whether the additional terms are written or verbal, we could be prevented from recognizing revenue in accordance with our plans. Furthermore, depending on when we learn of unauthorized actions and the size of the transactions involved, we may have to restate revenue for a previously reported period, which would seriously harm our business, operating results, and financial condition.

Unexpected events may materially harm our ability to align our incurrence of expenses with our recognition of revenues.

We incur operating expenses based upon anticipated revenue trends. Because a high percentage of these expenses are relatively fixed, a delay in recognizing revenues from transactions related to these expenses (which delay may be due to the factors described elsewhere in this section or may be due to other factors) could cause significant variations in operating results from quarter to quarter, and such a delay could materially reduce operating income. If these expenses are not subsequently matched by revenues, our business, financial condition, or results of operations could be materially and adversely affected.

We may fail to achieve our financial forecasts due to the inherent difficulties in making predictions of market activity.

Our revenues and particularly our new software license revenues are difficult to forecast, and, as a result, our actual operating results can differ significantly from our estimates, and such differences may be material. We use an internal customer relationship management system to manage all of our “sales funnel” activities. Information relating to existing and potential customers is updated weekly. The system provides us with estimates of future sales from existing and potential customers, the effectiveness of which relies solely on our ability to predict sales activity, both in a particular quarter and over longer periods of time. Many factors may affect actual sales activity, such as weakened economic conditions, which may cause our customers and potential customers to delay, reduce, or cancel IT-related purchasing decisions, and the tendency of some IT customers to wait until the end of a fiscal period in the hope of obtaining more favorable terms. If actual sales activity differs from our estimate, then we may have planned our activities and budgeted incorrectly and this may adversely affect our business and results of operations.

The restructuring of our operations may adversely affect our business or our finances.

We may in the future undertake initiatives to restructure or streamline our operations. We may incur costs associated with implementing a restructuring initiative beyond the amount contemplated when we first developed the initiative, and these increased costs may be substantial. Such costs would decrease our net income and earnings per share for the periods in which those adjustments are made. We will continue to evaluate our operations, and may propose future restructuring actions as a result of changes in the marketplace, including the exit from less profitable operations or the decision to terminate services which are not valued by our customers. Any failure to successfully execute these initiatives on a timely basis may have a material adverse impact on our operations.

Our products may contain defects that could harm our reputation, be costly to correct, delay revenues, and expose us to litigation.

Our products are highly complex and sophisticated and, from time to time, may contain design defects or software errors that are difficult to detect and correct. Errors may be found in new software products or improvements to existing products after delivery to our customers. If these defects are discovered, we may not be able to successfully correct such defects in a timely manner. In addition, despite the extensive tests we conduct on all of our products, we may not be able to fully simulate the environment in which our products will operate and, as a result, we may be unable to adequately detect the design defects or software errors which may become apparent only after the products are installed in an end-user’s network. The occurrence of errors and failures in our products could result in the delay or the denial of market acceptance of our products, and alleviating such errors and failures may require us to make significant expenditure of our resources. The harm to our reputation resulting from product errors and failures may be materially damaging. Because we regularly provide a warranty with our products, the financial impact of fulfilling warranty obligations may be significant in the future. Our agreements with our strategic partners and end-users typically contain provisions designed to limit our exposure to claims. These agreements regularly contain terms such as the exclusion of all implied warranties and the limitation of the availability of consequential or incidental damages. However, such provisions may not effectively protect us against claims and the attendant liabilities and costs associated with such claims. Although Intellinetics maintains errors and omissions insurance coverage and comprehensive liability insurance coverage relating to its business operations, such coverage may not be adequate to cover all such claims. Accordingly, any such claim could negatively affect our business, operating results or financial condition.

Intellinetics has insurance coverage for the services it offers. However, a claim for damages may be made against Intellinetics or the Company regardless of its or our responsibility for the failure, which could expose us to liability.

We provide business management solutions that we believe are critical to the operations of our customers’ businesses and provide benefits that may be difficult to quantify. Any failure of a customer’s system installed by us or of the services offered by us could result in a claim for substantial damages against us, regardless of our responsibility for the failure. Although we attempt to limit our contractual liability for damages resulting from negligent acts, errors, mistakes, or omissions in rendering our services, we cannot assure you that the limitations on liability we include in our agreements will be enforceable in all cases, or that those limitations on liability will otherwise protect us from liability for damages. In the event that the terms and conditions of our contracts which limit our liability are not sufficient, Intellinetics has insurance coverage that insures the business for negligent acts, error or omission, failure of the technology services to perform as intended, and breach of warranties. It also insures the services that we supply, including web services, consulting, analysis, design, installation, training, support, system integration, the manufacture, sale, licensing, distribution or marketing of software, the design and development of code, software, and programming, and the provision of software applications as a service, rental or lease. However, there can be no assurance that this insurance coverage will be adequate or that coverage will remain available at acceptable costs. Successful claims brought in excess of this insurance coverage could seriously harm our business, prospects, financial condition, and results of operations. Even if not successful, large claims against us could result in significant legal and other costs and may be a distraction to our senior management.

Our products rely on the stability of infrastructure software that, if not stable, could negatively impact the effectiveness of our products, resulting in harm to our reputation and business.

Our development of internet and intranet applications depends and will continue to depend on the stability, functionality, and scalability of the infrastructure software of the underlying intranet. If weaknesses in such infrastructure software exist, we may not be able to correct or compensate for such weaknesses. If we are unable to address weaknesses resulting from problems in the infrastructure software such that our products do not meet customer needs or expectations, our reputation and, consequently, our business may be significantly harmed.

Business disruptions may adversely affect our operations.

Our business and operations are highly automated, and a disruption or failure of our systems may delay our ability to complete sales and to provide services. A major disaster or other catastrophic event that results in the destruction or disruption of any of our critical business or information technology systems could severely affect our ability to conduct normal business operations, which may materially and adversely affect our future operating results.

Unauthorized disclosures and breaches of security data may adversely affect our operations.

The United States has laws and regulations relating to data privacy, security, and retention of information. We have certain measures to protect our information systems against unauthorized access and disclosure of our confidential information and confidential information belonging to our customers. We have policies and procedures in place dealing with data security and records retention. However, there is no assurance that the security measures we have put in place will be effective in every case. Breaches in security could result in a negative impact for us and for our customers, potentially affecting our business, assets, revenues, brand, and reputation, and resulting in penalties, fines, litigation, and other potential liabilities, in each case depending upon the nature of the information disclosed. These risks to our business may increase as we expand the number of web-based products and services we offer.

We may incur impairments to long-lived assets.

We review our long-lived assets for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. Significant negative industry or economic trends, a decline in the market price of our Common Stock, reduced estimates of future cash flows, or disruptions to our business could indicate that long-lived assets might be impaired. If, in any period, our stock price decreases to the point where our market capitalization is less than our book value, this too could indicate a potential impairment, and we may be required to record an impairment charge in that period.

Our valuation methodology for assessing impairment requires management to make judgments and assumptions based on historical experience, and to rely on projections of future operating performance. We operate in highly-competitive environments, and projections of future operating results and cash flows may vary significantly from results. Additionally, if our analysis results in an impairment, we would be required to record a non-cash charge to earnings in our financial statements during a period in which such impairment is determined to exist.

Any of these factors could have a negative impact on our operating results.

We may become involved in litigation that may materially adversely affect us.

From time to time in the ordinary course of our business, we may become involved in various legal proceedings, including commercial, product liability, employment, class action, and other litigation and claims, as well as governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, and cause us to incur significant expenses. Furthermore, because litigation is inherently unpredictable, the results of any such actions may have a material adverse effect on our business, operating results, or financial condition.

We have existing contracts with government clients and may enter into additional government contracts in the future. Sales pursuant to contracts with government clients subject us to risks including early termination, audits, investigations, sanctions, and penalties.

A portion of our revenues comes from contracts with the U.S. government, state and local governments, and their respective agencies, which may terminate most of these contracts at any time, without cause. At this time, governments and their agencies are operating under increased pressure to reduce spending. Any federal government contracts are subject to the approval of appropriations being made by the U.S. Congress to fund the expenditures under those contracts. Similarly, any contracts at the state and local levels are subject to government funding authorizations. Additionally, government contracts are generally subject to audits and investigations that could result in various civil and criminal penalties and administrative sanctions, including termination of contracts, refund of a portion of fees received, forfeiture of profits, suspension of payments, fines and suspensions, or debarment from future government business.

Our future investment activities will be subject to interest rate sensitivity and market risk.

In the future, it is likely that we will invest funds not immediately required for operations. Our primary objective in making such investments is to preserve investment principal while maximizing income without significantly increasing risk. To meet our goals, we plan to invest in high-quality debt securities. We also will limit the percentage of total investments that may be made in any one issuer. Investments in corporate bonds as a group will also be limited to a maximum percentage of our investment portfolio. We will maintain a portfolio of cash equivalents and short-term and long-term investments in a variety of securities that may include money market funds, corporate bonds, and government debt securities. These investments are subject to interest rate risk and may decline in value if market interest rates increase. In addition to interest rate risk, our investments will be subject to market risk. We will monitor all of our investments for impairment on a periodic basis.

The volatility of our stock price could lead to losses by stockholders.

The market price of our Common Stock may be subject to wide fluctuations in response to: (i) quarterly and annual variations in operating results, (ii) announcements of technological innovations or new products that are relevant to our industry, or (iii) other events or factors. In addition, financial markets experience significant price and volume fluctuations that particularly affect the market prices of equity securities of many technology companies. These fluctuations have often resulted from the failure of such companies to meet market expectations in a particular quarter, and thus such fluctuations may or may not be related to the underlying operating performance of such companies. Broad market fluctuations or any failure of our operating results in a particular quarter to meet market expectations may adversely affect the market price of our Common Stock. Occasionally, periods of volatility in the market price of a company’s securities may lead to the institution of securities class action litigation against a company. Due to the volatility of our stock price, we may be the target of such securities litigation in the future. Such legal action could result in substantial costs to defend our interests and a diversion of management’s attention and resources, each of which would have a material adverse effect on our business and operating results.

Risks Relating to Our Common Stock

In order to raise sufficient funds to expand our operations, we may have to issue additional securities at prices which may result in substantial dilution to our stockholders.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of ordinary shares outstanding. We may have to issue securities that may have rights, preferences, and privileges senior to our Common Stock. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations, and financial condition.

We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

We currently intend to retain our future earnings, if any, to support operations and to finance expansion, and therefore we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. The declaration, payment, and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors that the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

There may not be a public market for our Common Stock.

There is not a trading market for our Common Stock. A trading market may never develop in our Common Stock. Our Common Stock is not registered under the Securities Act, and consequently investors must be prepared to bear the economic risk of holding the securities for an indefinite period of time.

Shares of our Common Stock that have not been registered under the Securities Act, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i), which apply to a “shell company.”

Pursuant to Rule 144 of the Securities Act (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations, and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we were a “shell company” pursuant to Rule 144 prior to the consummation of the Share Exchange, and as such, sales of our securities pursuant to Rule 144 are not able to be made until a period of at least twelve months has elapsed from the date that this Current Report on Form 8-K has been filed with the Commission reflecting the Company’s status as a non- “shell company.” Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after the date of the filing of this Current Report on Form 8-K and we have otherwise complied with the other requirements of Rule 144. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future.

Shares eligible for future sale may adversely affect the market price of our Common Stock.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations. Any substantial sale of our Common Stock pursuant to Rule 144 may have an adverse effect on the market price of our Common Stock.

The market price of our Common Stock is uncertain.

Before the Share Exchange, there was no public trading market for our Common Stock. We cannot predict the prices at which our Common Stock will trade. The price per share implied in the Share Exchange was determined through negotiations with Intellinetics, and it may not bear any relationship to the market price at which our Common Stock will trade after the Share Exchange or to any other established criteria of its value. It is possible that in some future period our operating results may be below the expectations of public market analysts and investors and, as a result of these and other factors, the price of our Common Stock may fall.

The price of our Common Stock may fluctuate significantly.

Stock of public companies can experience extreme price and volume fluctuations. These fluctuations often have been unrelated or out of proportion to the operating performance of such companies. We expect our stock price to be similarly volatile. These broad market fluctuations may continue and could harm our stock price. Any negative change in the public’s perception of the prospects of our business or companies in our industry could also depress our stock price, regardless of our actual results. Factors affecting the trading price of our Common Stock may include:

•	Variations in operating results;

•	Announcements of technological innovations, new products or product enhancements, strategic alliances, or significant agreements by us or by competitors;

•	Recruitment or departure of key personnel;

•	Litigation, legislation, regulation, or technological developments that adversely affect our business; and

•	Market conditions in our industry, the industries of our customers, and the economy as a whole.

Further, the stock market in general, and securities of smaller companies in particular, can experience extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of our Common Stock, which could cause a decline in the value of our Common Stock. You should also be aware that price volatility might be worse if the trading volume of our Common Stock is low.

Our Common Stock may be subject to Penny Stock Rules, which could affect trading.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain rules adopted by the Commission. Penny stocks generally are equity securities with a price of less than $5.00, subject to exceptions. The rules require that a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the rules generally require that before a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the liquidity of penny stocks. If our Common Stock becomes subject to the penny stock rules, holders of our Common Stock or other of our securities may find it more difficult to sell their securities.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

As a result of the Share Exchange, Intellinetics became a subsidiary of ours, and since we are subject to the reporting requirements of federal securities laws, the Company may have to make significant compliance-related expenditures that may divert resources from other projects, thus impairing its ability to grow.

As a result of the Share Exchange, Intellinetics became a subsidiary of ours and, accordingly, is subject to the information and reporting requirements of the Exchange Act, and other federal securities laws, including the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the Commission (including reporting of the Share Exchange) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if Intellinetics had remained privately held and had not become our subsidiary.

The Sarbanes-Oxley Act and new rules subsequently implemented by the Commission have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2012 and beyond, and to make certain activities more time-consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately and timely, or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any future internal control deficiencies may adversely affect our financial condition, results of operations, and access to capital. We may in the future discover areas of our internal control that need improvement.

Because Intellinetics operated as a private company without public reporting obligations before the Share Exchange, it had limited personnel and resources to apply to the development of the external reporting and compliance obligations that would be required of a public company. Intellinetics has taken and will continue to take measures to address and improve its financial reporting and compliance capabilities, and it is in the process of instituting changes to satisfy its obligations in connection with joining a public company, when and as such requirements become applicable to it. Intellinetics plans to obtain additional financial and accounting resources to support and enhance its ability to meet the requirements of being a public company. Intellinetics will need to continue to improve its financial and managerial controls, reporting systems and procedures, and documentation thereof. If Intellinetics’ financial and managerial controls, reporting systems, or procedures fail, it may not be able to provide accurate financial statements on a timely basis or comply with the Sarbanes-Oxley Act. Any failure of Intellinetics’ internal controls or its ability to provide accurate financial statements could cause the trading price of our Common Stock to decrease substantially.

The elimination of monetary liability against our directors, officers, and employees under Nevada law, and the existence of indemnification rights to our directors, officers, and employees may result in substantial expenditures by the Company and may discourage lawsuits against our directors, officers, and employees.

Our articles of incorporation and bylaws contain provisions permitting us to eliminate the personal liability of our directors to the Company and its stockholders for damages for breach of fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit the Company and stockholders.

Management exercises significant control over matters requiring stockholder approval which may result in the delay or prevention of a change in our control.

Following the Share Exchange, the officers, directors, and key employees of Intellinetics hold approximately 86% of our outstanding Common Stock. As a result, the management and key employees of Intellinetics exercise significant control over all matters requiring stockholder approval, including the election of our directors and approval of significant corporate transactions. This concentration of ownership in the management and key employees of Intellinetics may also have the effect of delaying or preventing a change in control of the Company that may be otherwise viewed as beneficial by stockholders other than Intellinetics’ management.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Intellinetics for the years ended December 31, 2010 and 2009 and the nine months ended September 30, 2011 and 2010 should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this Current Report on Form 8-K. References in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “the Company,” “us,” “we,” “our,” and similar terms refer to Intellinetics, Inc., an Ohio corporation. This discussion includes forward looking statements, as that term is defined in the federal securities laws, based upon current expectations that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. Words such as “anticipate,” “estimate,” “plan,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements.

We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. Factors that may affect our results include, but are not limited to, the risk factors elsewhere in this Current Report on Form 8-K. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Overview

We are an enterprise content management (ECM) software development, sales and marketing company serving both public and private sector clients. We have been providing ECM solutions for customers since 1996. Through our software platforms and value added solutions, our customers are able to realize improvements in business processes, customer service and operational efficiencies. These solutions make the process of storing, organizing, managing and retrieving documents (“Document Management”) simple, accessible and cost efficient.

Historically, we have derived revenues primarily from the development and licensing of customer-specific software solutions and fees paid for related consulting and software maintenance services. In an effort to expand our business, we took on certain projects with lower margins because (i) those projects allowed us to enter new geographic markets, (ii) those projects enabled us to demonstrate our capabilities to large national resellers, or (iii) working on those projects allowed us to develop product and service features and enhancements that we were able to integrate into our suite of products, resulting in an overall product portfolio that better aligns with the needs of our target customers.

Our strategy is to migrate our sales efforts toward a much greater percentage of sales through intermediaries, such as software resellers, rather than through direct sales. We have been developing marketing programs with resellers that facilitates their selling and support of our software solutions. We refer to these resellers as our “channel partners.”

Our sales cycle has historically been comparatively long (i.e., 18-24 months), and customer margins have varied as we provided customer focused services and developed features to satisfy each of our customers’ specific needs.

We believe that these improvements have increased the competitive strength of our platform of products. In addition, we have established a set of business solutions templates that provide base software configurations which we believe will facilitate our delivery and installation of software to our customers. We believe that these advancements, in the aggregate, will allow us to license and sell our products with much less modification, shortening our sales cycle, making margins more consistent, and allowing us to expand our sales through new channel partnerships.

To date, most of our software customers install our software on the computers on their premises (premises-based). Our software applications are also available through the internet, as a service generally referred to as “cloud” application services (“software as a service”), allowing customers to avoid the upfront costs of the typical premises-based software installation. We anticipate that software as a service will become a primary source of revenues for us.

Revenues

Revenues are generated from the licensing, modification subscription and maintenance of our enterprise software products and from professional services fees in connection with the implementation of software applications. Our revenues, especially our license revenues, are impacted by the competitive strength of our software products, as well as general economic and industry conditions. During 2009, the general downturn in the economy as a result of the recent recession had a negative impact on capital budgets for information technology. During the recent economic recession, it was not uncommon to see reduced information technology spending. As a result, our revenues for fiscal 2010 and the nine months ended September 30, 2011 were generally higher than our revenues for fiscal 2009 and the nine months ended September 30, 2010, as the economy improved, and we were able expand our sales.

Cost of Revenues

Cost of revenues includes principally the costs of development and implementation of customer applications, the costs of customer support and maintenance of deployed software applications, and the costs of server hosting and software as a service applications.

Sales and Marketing Expenses

Sales expenses consist of compensation and overhead associated with the development and support of our channel sales network, as well as our direct sales efforts. Marketing expenses consist primarily of compensation and overhead associated with the development and production of product marketing materials, as well as promotion of the Company’s products through the trade and industry.

General and Administrative Expenses

General and administrative expenses consist of the compensation and overhead of administrative personnel and professional services firms performing administrative functions, including management, accounting, finance and legal services, plus expenses associated with infrastructure, including depreciation, information technology, telecommunications, facilities and insurance.

Interest, Net

Interest, net, consists primarily of interest expense associated with our notes payable.

Results of Operations

Nine Months Ended September 30, 2011 Compared to Nine Months Ended September 30, 2010

Overview

We reported net losses of $555,891 and $420,250 for the nine months ended September 30, 2011 and 2010, respectively, representing an increase in net losses of $135,641, or 32%. An increase in gross profit of $217,041 for the nine months ended September 30, 2011 was offset by a $352,682 net increase in operating and other expenses during this period, comprised of a $323,843 increase in operating expense, as well as an increase in interest expense of $28,839.

Revenues

Our total revenues for the nine months ended September 30, 2011 were $1,438,202 as compared to $970,590 for the nine months ended September 30, 2010. The increase of $467,212, or 48%, is primarily attributable to increases in sales of software licenses and consulting services, as described below.

Sale of Software Licenses without Modification

Revenues from the sale of software licenses without modification principally consist of the sales of additional or upgraded software licenses and applications to existing customers. Software in this sales category is sold without substantive modification. We have found that after the initial installation, many of our customers will later deploy our software into other areas and functions of the organization. We are able to add these additional licenses for our customer generally with very little effort. This results in additional software sales for us. Our license revenues are impacted by the competitive strength of our software products, as well as general economic and industry conditions, as we have seen a moderate improvement in information technology spending within the private sector markets that we serve. Furthermore, we are beginning to see increased sales from our efforts to develop and expand our channel partner reseller organization. These software license revenues were $97,644 for the nine months ended September 30, 2011 as compared to $43,966 for the nine months ended September 30, 2010, representing an increase of $53,678, or 122%.

Sale of Software Licenses with Substantive Modification

We have traditionally provided our software to customers through customized solutions. A new customized software engagement typically begins with a thorough assessment and mapping of the customer’s needs, capacities and information technology environment. Upon the completion of the needs analysis we then prepare a specifications document in order to determine the scope and extent of modification work required. Then, the customization work starts with the foundation of our core software applications upon which we develop custom modifications, features, enhancements and integration, that would meet the outlined specifications. Each application is thoroughly tested by us before being installed at the client. These revenues were $551,211 for the nine months ended September 30, 2011 as compared to $232,638 for the nine months ended September 30, 2010. The increase of $318,573, or 137%, is primarily the result of our completion of several fairly large projects and the effect of new accounts that we have gained through our expanded sales channel partners.

Sale of Software as a Service

For those customers that wish to avoid the upfront costs of typical premises-based software installations, we provide access to our software solutions as a service, accessible through the internet. Our customers typically enter into software as a service agreement for in excess of one year. Under the agreement, we provide access to the applicable software, data storage and related customer assistance and support. Our software as a service revenue was $110,902 for the nine months ended September 30, 2011 as compared to $71,994 for the nine months ended September 30, 2010. The increase of $38,908, or 54%, is primarily the result of our expanded sales efforts, especially the addition of new channel partners, as our business transitions to an increased emphasis on software as a service.

Sale of Software Maintenance Services

Software maintenance services revenues consist of fees for post contract customer support services provided to license holders. These agreements allow our customers to receive technical support, enhancements and upgrades to new versions of our software products when and if available. Customer support revenues are generated from customers that have purchased our software. A substantial portion of these revenues were generated for customers to whom we sold software in prior years who have continued to renew their maintenance agreements. The terms of support and maintenance agreements are typically twelve months. Our software maintenance support revenue was $462,479 for the nine months ended September 30, 2011 as compared to $481,010 for the nine months ended September 30, 2010. The decrease of $18,531, or 4%, is primarily the result of our customers being cautious about their technology spending and our prices remaining near 2010 levels.

Sales of Consulting Services

Consulting revenues consist of revenues from consulting, advisory services, training, and projects to assist clients with the uploading of client data into the client’s applications. Consulting revenues were $215,996 for the nine months ended September 30, 2011, as compared to $140,982 for the nine months ended September 30, 2010. This reflects an increase of $74,984, or 53%, primarily resulting from the increase in new projects brought to us through our growing sales channel partner organization during the nine months ended September 30, 2011.

Cost of Revenues

The cost of revenues during the nine months ended September 30, 2011 and 2010 were $643,453 and $392,882 respectively, representing an increase of $250,571, or 64%, for the nine months ended September 30, 2011. Overall gross margin was 55% for the nine months ended September 30, 2011 as compared to 60% for the nine months ended September 30, 2010, resulting primarily from an increase in the cost of consulting and support services as described below.

Cost of License Revenues – Without Modification

Cost of license revenues consists primarily of third party software support. Cost of license revenues increased by $3,522, or 36%, for the nine months ended September 30, 2011 as compared to the nine months ended September 30, 2010.

Cost of License Revenues – With Substantial Modification

Cost of revenues consists primarily of the compensation of our software engineers and implementation consultants. Costs were $354,383 for the nine months ended September 30, 2011 as compared to $145,068 for the nine months ended September 30, 2010. The increase of $209,315, or 144%, for the nine months ended September 30, 2011 is the result of an increase in the number and scope of consulting service projects during the period. In addition, costs that we incurred to complete certain larger projects were greater than we expected. Included in the larger projects were additional costs incurred for up-front software integration efforts in connection with two of our new sales channel partners.

Cost of Software as a Service

Cost of software as a service consists primarily of technical support personnel and related costs. Cost of software as a service decreased by $6,143, or 23%, for the nine months ended September 30, 2011, as compared to the nine months ended September 30, 2010.

Cost of Software Maintenance

Cost of software maintenance consists primarily of technical support personnel and related costs. Cost of software maintenance for the nine months ended September 30, 2011 was $81,929 compared to $96,291 for the nine months ended September 30, 2010, representing a decrease of $14,362, or 15%. This decrease is a reflection of our focused efforts to reduce support costs through better utilization of knowledge-based tools and our client support portal.

Cost of Consulting Services

Cost of consulting services consists primarily of the compensation of our software engineers and implementation consultants and related costs. Cost of consulting and support was $173,307 for the nine months ended September 30, 2011 as compared to $115,068 for the nine months ended September 30, 2010. The increase of $58,239, or 51%, for the nine months ended September 30, 2011 is the result of an increase in the number and scope of these consulting projects during the period attributable to incremental sales through our channel partners.

Operating Expenses

General and Administrative Expenses

General and administrative expenses were $756,120 during the nine months ended September 30, 2011 as compared to $589,551 during the nine months ended September 30, 2010, representing an increase of $166,569, or 28%. The increase is primarily due to compensation expense related to the hiring of a senior executive on September 6, 2010 and additional legal and professional fees incurred during the nine months ended September 30, 2011 related to the preparations for the Share Exchange.

Sales and Marketing Expenses

Sales and marketing expenses increased by $160,755, or 57%, during the nine months ended September 30, 2011 to $442,127 from $281,372 during the nine months ended September 30, 2010. The increase is primarily related to our expanded sales team and our increased emphasis on selling activities, as well as an increase in market branding expenses.

Depreciation and Amortization

Depreciation and amortization was $30,281 for the nine months ended September 30, 2011 as compared to $33,762 for the nine months ended September 30, 2010, representing a decrease of $3,481, or approximately 10%, as certain assets have become fully amortized.

Interest Expense, Net

Interest expense, net, was $122,112 during the nine months ended September 30, 2011 as compared to $93,272 during the nine months ended September 30, 2010, representing an increase of $28,840, or 31%. The increase resulted primarily from accruals of participation fees in the amount of $24,132 associated with a note payable.

Year Ended December 31, 2010 Compared to the Year Ended December 31, 2009

Overview

We reported net losses of $646,774 and $632,704 for the years ended December 31, 2010 and 2009, respectively, representing an increase in net losses of $14,070, or 2%, for the year ended December 31, 2010. A net increase in gross profit of $149,788 was offset by a $163,858 net increase in operating and other expenses, consisting of a $110,160 increase in operating expense and a $53,698 increase in interest expense.

Revenues

Our revenues for the year ended December 31, 2010 were $1,362,502 as compared to revenues of $1,232,867 for the year ended December 31, 2009. Total revenues increased by $129,635, or 11%, primarily driven by the increase in our sales of software with substantive modification, as described below.

Sale of Software Licenses without Modification

Our license revenues were positively impacted by the competitive strength of our software products, as well as general economic and industry conditions, as we have seen moderate improvement in information technology spending within the private sector markets that we serve. Revenues from the sale of software licenses were $51,549 for the year ended December 31, 2010, compared to $22,500 for the year ended December 31, 2009, representing an increase of $29,049, or 129%, resulting from increased selling efforts through our channel partner organizations and the introduction of new products with additional features.

Sale of Software Licenses with Substantive Modification

Revenues provided by consulting services were $388,489 for the year ended December 31, 2010 as compared to $79,157 for the year ended December 31, 2009, representing an increase of $309,332, or 391%, as we added a number of these significant projects during 2010, attributable to both our direct and our channel sales efforts.

Sale of Software as a Service

Software as a service revenue was $96,745 for the year ended December 31, 2010 as compared to $85,395 for the year ended December 31, 2009, representing an increase of $11,350, or 13%. The increase is primarily due to our expanded selling efforts.

Sale of Software Maintenance Services

Software maintenance revenues remained relatively flat at $640,296 for the year ended December 31, 2010 as compared to $641,339 for the year ended December 31, 2009.

Sales of Consulting Services

Revenues provided by consulting services were $185,423 for the year ended December 31, 2010 as compared to $404,476 for the year ended December 31, 2009, representing a decrease of $23,136, or 5%, as we began to transition our emphasis from consulting services to software as a service.

Cost of Revenues

The cost of revenues during the years ended December 31, 2010 and 2009 were $645,290 and $665,443, respectively, representing a decrease of $20,153, or 3%, for the year ended December 31, 2010. Overall gross margin was 53% for the year ended December 31, 2010 as compared to 46% for the year ended December 31, 2009. The increase in margin resulted primarily from improvements in project management and product mix, as well as a reduction in software maintenance costs, as described below.

Cost of License Revenues Without Modification

Cost of these license revenues was $19,436 for the year ended December 31, 2010 as compared to $13,449 for the year ended December 31, 2009, representing an increase of $5,987, or 45%.

Cost of Licenses Revenues with Substantive Modification

Costs were $280,002 for the year ended December 31, 2010 as compared to $47,195 for the year ended December 31, 2009, representing an increase of $232,807, or 493%. The increase in these costs was directly attributable to the increase in these projects during 2010.

Cost of Software as a Service

The cost of software as a service was $36,239 for the year ended December 31, 2010 as compared to $37,806 for the year ended December 31, 2009 representing a decrease of $1,567, or 4%.

Cost of Software Maintenance

Cost of software maintenance for the year ended December 31, 2010 was $119,607 as compared to $142,237 for the year ended December 31, 2009, representing a decrease of $22,630, or 16%. Lower costs in 2010 were the result of our efforts to better utilize technology such as automated support, to lower our costs of service.

Cost of Consulting Services

Cost of consulting services was $190,006 for the year ended December 31, 2010 as compared to $424,756 for the year ended December 31, 2009, representing a decrease of $234,750, or 55%. The decline in these costs was directly attributable to the Company’s focus away from these types of non-software related activities.

Operating Expenses

General and Administrative Expenses

General and administrative expenses were $771,329 for fiscal 2010 as compared to $759,661 for fiscal 2009, representing a slight increase of $11,668, or 2%.

Sales and Marketing Expenses

Sales and marketing expenses increased by $99,627, or 31%, in fiscal 2010 to $422,365 from $322,738 in fiscal 2009 due primarily to an increase in personnel and related costs, reflecting an increased emphasis on selling efforts in fiscal 2010.

Depreciation and Amortization

Depreciation and amortization expense was $44,602 for the year ended December 31, 2010 as compared to $45,737 for the year ended December 31, 2009, representing a decrease of $1,135, or approximately 2%, as certain assets become fully depreciated.

Interest Expense, Net

Interest expense, net, was $125,690 for fiscal 2010 as compared to $71,992 for fiscal 2009, representing an increase of $53,698, or 75%. The increase resulted primarily from an increase of approximately $65,000 in interest expense for a note payable issued in July 2009, incurring only five months of interest during the fiscal year ended 2009, as compared to a full 12 months in fiscal 2010. This increase was partially offset by a decrease in loan interest from other loans of approximately $19,000 in fiscal 2010 due to the paying down of loan balances.

Liquidity and Capital Resources

We measure our liquidity in a variety of ways, including the following:

	September 30, 2011	December 31, 2010	December 31, 2009
	(unaudited)
Cash	$145,905	$34,014	$116,825
Working Capital Deficiency	$(704,698)	$(764,764)	$(303,414)

Through September 30, 2011 and December 31, 2010, the Company has incurred cumulative net losses since inception of $3,258,903 and $2,703,012 respectively. At December 31, 2010, the Company had a cash balance of $34,014 and at September 30, 2011, the Company had a cash balance of $145,905.

The Company was formed in 1996 as a software development and sales company. From its inception, the Company has generated revenues from the sales and implementation of its internally generated software applications.

The Company’s plan is to increase its sales and market share by developing an expanded network of resellers through which the Company will sell its expanded software product portfolio. The Company expects that this marketing initiative will require that it hire and develop an expanded sales force, engage and develop its channel sales network, and enhance its product marketing efforts, all of which will require additional capital.

As a public company, the Company intends to raise capital to finance its growth plan. If the Company is successful in its capital-raising efforts, it intends to expand its sales and marketing capabilities; develop ancillary software products; enhance its internal infrastructure; support the accounting, auditing, and legal costs of operating as a public company; and provide working capital.

The Company expects that through the next 12 to 18 months, the capital requirements to fund the Company’s growth and to cover the operating costs of a public company will consume substantially all of the cash flows that it intends to generate from its operations, as well as from the proceeds of planned issuances of debt and equity securities. The Company further believes that during this period, while the Company is focusing on the growth and expansion of its business, the gross profit that it expects to generate from operations will not generate sufficient funds to cover these anticipated operating costs. Accordingly, the Company requires external funding to sustain operations and to follow-through on the execution of its business plan. There can be no assurance that the Company’s plans as discussed above will materialize, or that the Company will be successful in funding estimated cash shortfalls through additional debt or equity capital or cash generated by the Company’s operations. Given these conditions, the Company’s ability to continue as a going concern is contingent upon it being able to secure an adequate amount of debt or equity capital to enable it to meet its cash requirements. In addition, the Company’s ability to continue as a going concern must be considered in light of the problems, expenses, and complications frequently encountered by entrance into established markets, the competitive environment in which the Company operates and the current capital raising environment. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Since inception, the Company’s operations have primarily been funded through a combination of operating margins, state business development loans, bank loans, and loans from friends and family. Although management believes that the Company has access to capital resources, there are currently no commitments in place for new financing at this time, and there is no assurance that the Company will be able to obtain funds on commercially acceptable terms.

During the nine months ended September 30, 2011, the Company raised $1,002,500 through the issuance of promissory notes, $750,000 of which was obtained from the State of Ohio. From September 30, 2011 and through February 10, 2012, the Company raised an additional $648,556 in funds through the issuance of promissory notes to Alpharion Capital Partners, Inc. (“Alpharion”). The proceeds from these notes were used to fund the Company’s working capital needs, including a portion of the costs incurred by us to prepare for the Share Exchange. Alpharion serves as a financial and business advisor to the Company in connection with the Share Exchange. In addition, during January 2012, the Company raised $120,000 by issuing 10% contingently convertible promissory notes.

After consummation of the Share Exchange, Globalwise, as the new combined company, intends to raise a minimum of $2,000,000 during fiscal 2012 and 2013 through private placements of its Common Stock. The funds raised through these private placements will be used to fund the Company’s operations, including the costs that it expects to incur as a public company, and most importantly, to fund the Company’s plans to increase staff and operations to complete the build-out of its expanded reseller network to expand into additional markets and deepen its penetration of existing markets. The current level of cash and operating margins is not enough to cover the existing fixed and variable obligations of the Company, so increased revenue performance and the addition of capital are critical to the Company’s success. Should the Company not be able to raise these additional funds through the private placements or some other financing source, the Company would take one or more of the following actions to help it conserve cash, including (i) limiting the hiring of additional personnel, (ii) reducing existing staffing, (iii) deferring the payment of compensation to its key employees, (iv) negotiating extended payment terms to vendors, advisors and consultants, and (v) offering incentives to customers which would reward the early remittance of payments to the Company.

Assuming that the Company is successful in its growth plans and development efforts, the Company believes that it will be able to raise additional funds through sales of Globalwise Common Stock. There is no guarantee that the Company will be able to raise these additional funds or to do so at an advantageous price.

These conditions raise doubt about our ability to continue as a going concern. Our audited and unaudited condensed financial statements filed with this Current Report on Form 8-K have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and contemplate our continuation as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

The Company’s outstanding indebtedness at September 30, 2011 is as follows:

•

$17,500 owed to Alpharion pursuant to various promissory notes that mature 180 days from the date of issuance that we issued in exchange for working capital funds; interest at September 30, 2011 was charged at a rate of 3.25%;

•

$268,613 owed to related parties pursuant to notes issued in exchange for working capital funds; maturity dates and interest rates are included in the description of such notes in the section “Certain Relationships and Related Party Transactions” below;

•

$1,012,500 owed to the State of Ohio pursuant to a loan agreement and note that matures on July 1, 2015; interest at September 30, 2011 was charged at a rate of 6.00%; we utilized the proceeds from this loan to finance the development of customer software applications;

•

$750,000 owed to the State of Ohio pursuant to a loan agreement and note that mature on June 1, 2018; interest at September 30, 2011 was charged at a rate of 7.00%; we utilized the proceeds from this loan to finance the development of customer software applications; and

•	$107,949 owed to a bank pursuant to a loan agreement and note that matures on April 30, 2014; interest at September 30, 2011 was charged at a rate of 3.25%.

There were no material commitments for capital expenditures at September 30, 2011.

Cash Flows

Operating Activities

Net cash used in operating activities for the nine months ended September 30, 2011 and 2010 was $546,805 and $231,168, respectively. During the nine months ended September 30, 2011, the net cash used in operating activities was primarily attributable to the net loss adjusted for non cash expenses of $525,610 and an increase in net operating assets of $21,195. During the nine months ended September 30, 2010, the net cash used in operating activities was primarily attributable to the net loss adjusted for non cash expenses of $386,976, offset by a decrease in net operating assets of $155,508.

Net cash used in operating activities for the years ended December 31, 2010 and 2009, amounted to $317,749 and $557,483, respectively. During the year ended December 31, 2010, the net cash used in operating activities was primarily attributable to the net loss adjusted for non cash expenses of $601,682, offset by a decrease in net operating assets of $283,933. During the year ended December 31, 2009, the net cash used in operating activities was primarily attributable to the net loss adjusted for non cash expenses of $601,682, offset by a decrease in net operating assets of $29,484.

Investing Activities

Net cash used in investing activities for the nine months ended September 30, 2011 and 2010 amounted to $16,109 and $10,913, respectively, and was related to the purchase of property and equipment.

Net cash used in investing activities for the years ended December 31, 2010 and 2009 amounted to $10,914 and $9,861, respectively, and was related to the purchase of property and equipment.

Financing Activities

Net cash provided by financing activities for the nine months ended September 30, 2011 and 2010 amounted to $674,805 and $204,237, respectively. For the nine months ended September 30, 2011, the net cash provided by financing activities resulted primarily from new borrowings of $1,080,000, of which $77,500 was borrowed from related parties. These borrowings were partially offset by $405,195 of notes payable repayments, of which $91,243 was repaid to related parties. For the nine months ended September 30, 2010, the net cash provided by financing activities resulted primarily from new borrowings of $270,021, partially offset by the repayments of notes payable and notes payable to related parties of $26,973 and $38,111, respectively.

Net cash provided by financing activities for the years ended December 31, 2010 and 2009 amounted to $245,852 and $600,117, respectively. For 2010, the net cash provided by financing activities resulted primarily from new borrowings of $343,021, of which $23,000 was borrowed from related parties. These borrowings were partially offset by $97,169 of notes payable repayments, of which $61,373 was repaid to related parties. For 2009, the net cash provided by financing activities resulted primarily from new borrowings of $908,427, of which $115,948 was borrowed from related parties. These borrowings were partially offset by $308,310 of notes payable repayments, of which $56,778 was repaid to related parties.

Critical Accounting Policies and Estimates

Liquidity, Going Concern and Management’s Plans

We have incurred substantial recurring losses since our inception. The accompanying condensed financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. In order to fund our current and future cash requirements, we have entered into agreements to raise additional funds through an equity financing. We are also in the process of exploring strategies to increase our existing revenues. We believe we will be successful in these efforts; however, there can be no assurance we will be successful in raising additional debt or equity financing to fund our operations on terms agreeable to us. These matters raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if we were unable to continue as a going concern.

Use of Estimates

The preparation of our consolidated financial statements in conformity with U.S. GAAP requires management to exercise its judgment. We exercise considerable judgment with respect to establishing sound accounting policies and in making estimates and assumptions that affect the reported amounts of our assets and liabilities, our recognition of revenues and expenses, and other financial information.

On an ongoing basis, we evaluate our estimates and judgments. Areas in which we exercise significant judgment include, but are not necessarily limited to, recognition of revenues, our valuation of accounts receivable, and income taxes, along with the estimated useful lives of depreciable property, plant and equipment. We have also adopted certain polices with respect to our recognition of revenue that we believe are consistent with the guidance provided under Securities and Exchange Commission Staff Accounting Bulletin No. 104.

We base our estimates and judgments on a variety of factors including our historical experience, knowledge of our business and industry, current and expected economic conditions, and the attributes of our products and services. We periodically re-evaluate our estimates and assumptions with respect to these judgments and modify our approach when circumstances indicate that modifications are necessary.

While we believe that the factors we evaluate provide us with a meaningful basis for establishing and applying sound accounting policies, we cannot guarantee that the results will always be accurate. Since the determination of these estimates requires the exercise of judgment, actual results could differ from such estimates.

A description of significant accounting policies that require us to make estimates and assumptions in the preparation of our consolidated financial statements is as follows:

Revenue Recognition

We generate revenues from the sale of software licenses, from professional consulting services, including those pertaining to the design and implementation of customized software solutions, as well as from services performed under periodic contracts, such as software maintenance services, and agreements that provide customers the use of our software applications as a service.

We recognize revenues in accordance with ASC topic 985-605 “Software Revenue Recognition.” We record revenues from the sale of software licenses when persuasive evidence of an arrangement exists, the software product has been shipped, there are no significant uncertainties surrounding product acceptance by the customer, the fees are fixed and determinable, and collection is consider probable.

Consulting services pertaining to the design and implementation of customized software solutions are set forth separately in the contractual arrangements, such that the total price of the customer arrangement is expect to vary as a result of the inclusion or exclusion of these services. For those contracts where the services are essential to the functionality of the software, we determine vendor-specific objective evidence (“VSOE”) of the fair value of these services based upon normal pricing and discounting practices for these services when sold separately. These consulting service contracts are primarily fixed price agreements. Revenues from these services are recognized at the time that the related software solution is delivered to the customer.

Consulting services that are not essential to the functionality of any other element of the transaction, are valued based upon the VSOE of the fair value of these services. These consulting service contracts are primarily time and materials based contracts that are, on average, less than six months in length. Revenues from these services are recognized at the time such services are rendered, using the proportional performance method.

Revenues generated under maintenance contracts are recognized ratably over the term of the contract. Software as a service revenues are typically billed on a monthly basis.

We assess whether payment terms are customary or extended in accordance with normal practice relative to the market in which the sale is occurring. Our sales arrangements generally include standard payment terms; however, payment terms may be extended to accommodate the conditions of certain customers. These terms effectively related to all customers, products and arrangements regardless of customer type, product mix or arrangement size.

We establish allowances for doubtful accounts when available information causes ut to believe that credit loss is probable.

Deferred Revenues

Deferred revenues primarily relate to support agreements which have been paid for by customers prior to the performance of those services. Generally, the services will be provided within twelve months after the signing of the agreement.

Rights of Return and Other Incentives

We generally do not offer rights of return or any other incentives such as concessions, product rotation, or price protection and, therefore, do not provide for or make estimates of rights of return and similar incentives.

Income Taxes

We account for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. We have determined that our principal tax jurisdiction is Ohio. Based on the our evaluation, we have concluded that there were no significant uncertain tax positions requiring recognition in our financial statements for either the 2010 or 2009 tax years. We believe that the income tax positions and deductions that we have taken on our returns would be sustained on audit and we do not anticipate any adjustments that would result in a material changes to our financial position.

Our policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense. There were no amounts accrued for penalties or interest as of or for the years ended December 31, 2010 and 2009. We are currently unaware of any issues under review that could result in significant payments, accruals or material deviations from our position.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date hereof with respect to the holdings of: (1) each of our current directors and named executive officers; (2) each of the individuals who will be appointed as directors of the Company ten days after the filing and distribution of an information statement on Schedule 14f-1; and (3) all directors and executive officers as a group, including the new directors. Other than those individuals named below, no holder owns 5% or more of our Common Stock. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein owns the shares directly and has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of Intellinetics, Inc. at the address 2190 Dividend Drive, Columbus, Ohio 43228. The information below is based on a total of 32,590,850 shares of our Common Stock outstanding as of the date of the Share Exchange.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares Beneficially Owned
(i) Named Executive Officers and Directors(1)
Donald R. Mayer	60,000	* *
William J. Santiago	3,259,650	10.0%
Matthew L. Chretien	9,774,300	30.0%
A. Michael Chretien	9,727,800	29.8%
Thomas D. Moss	2,478,450	7.6%
Raymond Shealy	548,700	1.7%
Rye D’Orazio	1,376,400	4.2%
(ii) All Executive Officers and Directors as a Group (7 persons)(1)	27,225,300	83.5%

**	Indicates less than 1% beneficial ownership.
(1)	Upon consummation of the Share Exchange, Mr. Mayer and Mr. Santiago serve as the Company’s only directors. Ten days after the filing and dissemination of an information statement on Schedule 14f-1, Mr. Mayer will resign and Messrs. Matthew Chretien, A. Michael Chretien, Moss, Shealy and D’Orazio will be appointed to the board of directors.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of our executive officers and directors as of the date of this Current Report on Form 8-K. Each director holds office until his successor is elected and qualified or his earlier resignation or removal.

Name	Age	Positions
William J. Santiago	45	President, Chief Executive Officer and Director
Matthew L. Chretien (1)	44	Executive Vice President, Chief Technology Officer, Chief Financial Officer and Treasurer
A. Michael Chretien (1)	72	Vice President of Compliance, Secretary
Donald R. Mayer	72	Director

(1)	Mr. Matthew Chretien is the son of Mr. A. Michael Chretien.

We anticipate that our board membership will change, effective on the 10th day after the Company’s Information Statement on Schedule 14f-1 has been mailed to the Company’s stockholders (the “Appointment Date”). We anticipate that the Appointment Date will be on a date near the end of February 2012. We expect that Mr. Mayer will resign effective as of the Appointment Date and that as of the Appointment Date, our board membership will be as follows:

Name	Age	Positions
William J. Santiago	45	President, Chief Executive Officer and Director
Matthew L. Chretien	44	Executive Vice President, Chief Technology Officer, Chief Financial Officer, Treasurer and Director
A. Michael Chretien	72	Chairman of the Board, Vice President of Compliance, Secretary and Director
Rye D’Orazio	57	Director
Tom Moss	55	Director
Raymond M. Shealy	45	Director

William J. Santiago. Mr. Santiago is our President and Chief Executive Officer and serves as a member of our board of directors. He has served as President and Chief Executive Officer of Intellinetics since September 2011. From 2010 until September 2011, Mr. Santiago was employed as Intellinetics’ Executive Vice President and General Manager. Prior to joining Intellinetics, Mr. Santiago held several positions at Lexmark International, most recently as Director, Content Management Sales Practices. In 2008, Mr. Santiago filed a chapter 7 business bankruptcy, which was discharged in 2010.

Matthew L. Chretien. Mr. Matthew L. Chretien is our Executive Vice President, Chief Technology Officer, Chief Financial Officer, and Treasurer and will serve as a member of our board of directors. He is a co-founder of Intellinetics and has served as Intellinetics’ Executive Vice President, Chief Technology Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, and Treasurer since September 2011. From January 1999 until September 2011, Mr. Chretien was employed as Intellinetics’ President and Chief Executive Officer. From 1996 until 1999, Mr. Chretien was employed as Intellinetics’ Vice President. Prior to joining Intellinetics, Mr. Chretien served as the field sales engineer for Unison Industries, a manufacturer of aircraft ignition systems.

A. Michael Chretien. Mr. A. Michael Chretien is our Chairman of the Board, Vice President of Compliance, and Secretary and will serve as a member of our board of directors. He is a co-founder of Intellinetics and has served as Intellinetics’ Chairman of the Board, Vice President of Compliance, and Secretary since September 2011. From 1999 until September 2011, Mr. Chretien was employed as Intellinetics’ Vice President. Prior to joining Intellinetics’, Mr. Chretien served for twenty-six years in the Federal Bureau of Investigation.

Rye D’Orazio. Mr. D’Orazio will serve as a member of our board of directors, and has served as a director of Intellinetics since 2006. Mr. D’Orazio has been a partner at Ray & Barney Group since 2001. From 1995 to 2000, Mr. D’Orazio served as Vice President of Professional Services at Compucom. From 1985 to 1995, Mr. D’Orazio was a partner at NCGroup, which he founded. From 1982 to 1995, Mr. D’Orazio was employed as the Vice President of Professional Services at Triangle Systems, and from 1977 to 1982, Mr. D’Orazio was employed as a systems engineer at Electronic Data Systems.

Tom Moss. Mr. Moss will serve as a member of our board of directors. He is the co-founder of Intellinetics and has served as Intellinetics’ Chief Software Engineer since 1996. Prior to joining Intellinetics, Mr. Moss was employed as a senior software developer at North American Computer Services from 1988 to 1994. From 1983 to 1988, Mr. Moss was employed as a programmer/analyst at Confidential Data Services.

Raymond M. Shealy. Mr. Shealy will serve as a member of our board of directors, and has served as a director of Intellinetics since February 2012. Mr. Shealy is the founder of Margaux Ventures, where he serves as Chief Executive Officer and has served in this position since 2008. From May 2008 to February 2009, Mr. Shealy served as the General Manager of McKesson’s RelayHealth unit. From June 2005 until its acquisition by McKesson in 2008, Mr. Shealy served as President and Chief Executive Officer of HTP Inc. Prior to this, Mr. Shealy also served as Vice President of HTP Inc.

Donald R. Mayer. Mr. Mayer serves as a member of our board of directors. Mr. Mayer is the President and Chairman of Universal Business Insurance, an insurance company that he co-founded. He has worked in the insurance industry for over 25 years, specializing in business and the motel/hotel industry. He graduated from the University of Utah, located in Salt Lake City, Utah, with a bachelor’s degree in accounting. Mr. Mayer currently serves as a director of WorldNet, Inc. of Nevada, a company that has a class of securities registered pursuant to Section 12 of the Exchange Act.

Corporate Governance

Meetings and Committees of the Board of Directors

Our board of directors did not hold any formal meetings during the year ended December 31, 2011.

We are a smaller reporting company with a small number of directors and officers who have active roles in our operations. As a result, we do not have a standing compensation or nominating committee, nor do we have an audit committee with an audit committee financial expert serving on that committee. Our entire board of directors acts as our compensation, nominating, and audit committee. After the change in the board of directors that is expected to occur on the Appointment Date, it is anticipated that the board of directors will form separate compensation and audit committees, with the audit committee including an audit committee financial expert.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman of the Board and the Chief Executive Officer positions should be separate or combined, we have determined that at this time, it is in the best interests of the Company and its shareholders to separate these roles. Mr. Santiago is our President and Chief Executive Officer. Mr. A. Michael Chretien will be our Chairman of the Board. We believe it is in the best interests of the Company to have the roles separated because it allows us to separate the strategic and oversight roles within our board structure.

Our board of directors is primarily responsible for overseeing our risk management processes. The board of directors receives and reviews periodic reports from management, auditors, legal counsel and others, as considered appropriate regarding our Company’s assessment of risks. Management keeps our board apprised of material risks and provides our directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect the Company, and how management addresses those risks. The board of directors focuses on the most significant risks facing our Company and our Company’s general risk management strategy. While the board oversees our Company, our Company’s management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our board leadership structure supports this approach.

Board Diversity

While we do not have a formal policy on diversity, our board considers diversity to include the skill set, background, reputation, type and length of business experience of our board members, as well as a particular nominee’s contributions to that mix. Although there are many other factors, the board seeks individuals with industry knowledge and experience, senior executive business experience, and legal and accounting skills.

Board Independence

As of the Closing Date, neither of the Company’s two directors was independent. The Company has not yet made a determination regarding the independence of the five additional directors that it expects will be appointed on the Appointment Date.

Code of Ethics

We have not yet adopted a code of ethics, although we expect to do so as we develop our infrastructure and business.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to compensation for the fiscal years ended December 31, 2011 and 2010 earned by or paid to Intellinetics’ President and Chief Executive Officer and its two other most highly compensated executive officers in 2011 (collectively, the “Named Executive Officers”). No director or officer of Globalwise received compensation during its last two fiscal years.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Stock Awards(1)	Nonequity Incentive Plan Compensation		Total

William J. Santiago	2011	$192,566	$12,793	$7,004	(2)	$212,363
President and Chief Executive Officer	2010	55,075	—	—		55,075

Matthew L. Chretien	2011	93,662	—	30,740	(2)	124,402
Executive Vice President, Chief Financial	2010	100,780	—	—		100,780
Officer and Treasurer

A. Michael Chretien	2011	65,622	803	—		66,425
Chairman of the Board, Vice President of	2010	88,568		—		88,568
Compliance and Secretary

(1)	Represents the aggregate grant date fair value for awards made to the named executive officers with respect to the fiscal year indicated, computed in accordance with FASB Accounting Standards Codification Topic 718, Compensation — Stock Compensation (formerly FASB Statement 123R). For information about the assumptions made in these valuations, refer to Note 14 to the Company’s financial statements for the nine months ended September 30, 2011.
(2)	Represents commissions earned on gross Intellinetics software and professional services revenue received related to transactions for which the executive officer was responsible.

Employment Agreements with Executive Officers of Intellinetics

At the time of the Share Exchange, Intellinetics had employment agreements with its three executive officers, William J. Santiago, Matthew L. Chretien, and A. Michael Chretien. Each of these agreements is dated as of September 16, 2011. The agreements remain in effect between Intellinetics and each of the aforementioned officers following the Share Exchange.

Agreement with William J. Santiago

Under this agreement, Mr. Santiago agrees to serve as the President and Chief Executive Officer of Intellinetics, and to devote his full-time efforts to his employment with Intellinetics. Pursuant to the agreement, Mr. Santiago (i) receives compensation at the rate of $204,000 per year, (ii) is eligible to participate in certain employee benefit programs, including a 401(k) plan, health insurance, paid vacation, access to an exercise facility, and use of certain company-paid technology, and (iii) may become eligible, at the sole discretion of Intellinetics, for profit sharing, commissions, and bonuses. The term of the agreement is indefinite, and both parties stipulate and agree that Mr. Santiago is an “at will” employee under Ohio law, which governs the agreement. The agreement can also terminate (i) if Intellinetics discontinues the operation of its business, or (ii) at the option of Intellinetics in the event that Mr. Santiago becomes permanently disabled. Under the agreement, Mr. Santiago covenants (i) not to disclose trade secrets or proprietary information of Intellinetics, (ii) not to solicit customers, clients, or employees of Intellinetics for a period of two years after termination of the agreement, and (iii) not to compete with Intellinetics in the state of Ohio for a period of six months after termination of his employment.

Agreement with Matthew L. Chretien

Under this agreement, Mr. Chretien agrees to serve as the Executive Vice President, Chief Technology Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, and Treasurer of Intellinetics, and to devote his full-time efforts to his employment with Intellinetics. Pursuant to the agreement, Mr. Chretien (i) receives compensation at the rate of $195,000 per year, (ii) is eligible to participate in certain employee benefit programs, including a 401(k) plan, health insurance, paid vacation, access to an exercise facility, and use of certain company-paid technology, (iii) may become eligible, at the sole discretion of Intellinetics, for profit sharing, commissions, and bonuses, and (iv) will receive, based on his remaining employed on January 1, 2012, a deferred compensation benefit in the form of a lump sum payment of $100,828 on March 31, 2015. The term of the agreement is indefinite, and both parties stipulate and agree that Mr. Chretien is an “at will” employee under Ohio law, which governs the agreement. The agreement can also terminate (i) if Intellinetics discontinues the operation of its business, or (ii) at the option of Intellinetics in the event that Mr. Chretien becomes permanently disabled. Under the agreement, Mr. Chretien covenants (i) not to disclose trade secrets or proprietary information of Intellinetics, (ii) not to solicit customers, clients, or employees of Intellinetics for a period of two years after termination of the agreement, and (iii) not to compete with Intellinetics in the state of Ohio for a period of six months after termination of his employment.

Agreement with A. Michael Chretien

Under this agreement, Mr. Chretien agrees to serve as the Chairman of the Board, Vice President of Compliance, and Secretary of Intellinetics, and to devote his full-time efforts to his employment with Intellinetics. Pursuant to the agreement, Mr. Chretien (i) receives compensation at the rate of $97,500 per year, (ii) is eligible to participate in certain employee benefit programs, including a 401(k) plan, health insurance, paid vacation, access to an exercise facility, and use of certain company-paid technology, (iii) may become eligible, at the sole discretion of Intellinetics, for profit sharing, commissions, and bonuses, and (iv) will receive, based on his remaining employed on January 1, 2012, a deferred compensation benefit in the form of a lump sum payment of $114,184 on March 31, 2015. The agreement also notes that Mr. Chretien’s equity interest in Intellinetics (which has been exchanged for an equity interest in Globalwise in connection with the Share Exchange) is considered part of Mr. Chretien’s compensation. The term of the agreement is indefinite, and both parties stipulate and agree that Mr. Chretien is an “at will” employee under Ohio law, which governs the agreement. The agreement can also terminate (i) if Intellinetics discontinues the operation of its business, or (ii) at the option of Intellinetics in the event that Mr. Chretien becomes permanently disabled. Under the agreement, Mr. Chretien covenants (i) not to disclose trade secrets or proprietary information of Intellinetics, (ii) not to solicit customers, clients, or employees of Intellinetics for a period of two years after termination of the agreement, and (iii) not to compete with Intellinetics in the state of Ohio for a period of six months after termination of his employment.

Director Compensation

Neither the directors of Globalwise nor the directors of Intellinetics received compensation for services rendered as a director during the year ended December 31, 2011.

As of the date of this Current Report on Form 8-K, we do not compensate our directors for their services as directors. In order to attract and retain qualified independent directors, we plan to adopt a compensation plan for non-employee directors that may include cash, as well as equity-based, compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January 26, 2012, Mr. Robert P. Chretien, brother of Mr. A. Michael Chretien, purchased a Convertible Promissory Note (“Convertible Note”) from Intellinetics in the amount of $10,000 in a private placement offering. Interest is charged on the Convertible Note at a rate of 10% per annum. The Convertible Note shall be due and payable in a single balloon payment on June 1, 2012. If the Company has been publicly traded for ten days prior to the due date, and subject to the terms and conditions herein but otherwise at the holder’s sole discretion, the Convertible Note may be converted into newly issued shares (subject to a 12-month holding period pursuant to Rule 144 under the Securities Act) of the Company’s Common Stock at a price equal to a 50% discount to the average closing price of the Common Stock as published on the Over-the-Counter Bulletin Board (“OTCBB”) during the 90 trading days immediately preceding the due date, or such shorter number of trading days as the Company’s Common Stock has been publicly traded, as applicable. If the Company does not become publicly traded prior to the due date, the Convertible Note shall be paid in immediately available funds on the due date.

On January 28, 2012, Mr. Mike Chretien, the son of Mr. A. Michael Chretien and brother of Mr. Matthew Chretien, purchased a Convertible Note from Intellinetics in the amount of $20,000 in a private placement offering. The terms of Mr. Mike Chretien’s Convertible Note are the same as those of Mr. Robert P. Chretien’s Convertible Note, as described in the paragraph above.

Certain of Intellinetics’ directors, named executive officers and their family members have provided loans to Intellinetics at various times during the past several years. These loans are evidenced by promissory notes made by Intellinetics in favor of the respective individual that set forth the maturity date of the loans and the applicable interest rates. The table below contains additional information regarding the terms of the loans, amounts outstanding and principal and interest payments made by Intellinetics during the past two fiscal years.

Note	Largest Amount of Principal Outstanding during Fiscal 2010	Largest Amount of Principal Outstanding during Fiscal 2011	Amount Outstanding at February 1, 2012	Total Amount of Principal Paid during Fiscal 2010	Total Amount of Principal Paid during Fiscal 2011	Total Amount of Interest Paid during Fiscal 2010	Total Amount of Interest Paid during Fiscal 2011
Note in favor of Mike Chretien for $10,000, dated June 17, 2011(1)	$0	$10,000	$0	$0	$10,000	$0	$0
Note in favor of Matthew Chretien for $12,442, dated April 19, 2007	$0	$0	$0	$0	$0	$0	$1,004
Note in favor of Matthew Chretien for $14,000, dated June 12, 2009	$11,885	$0	$0	$11,885	$0	$0	$270
Note in favor of MatthewChretien for $23,000, dated December 30, 2010	$23,000	$6,586	$0	$16,414	$6,586	$0	$76
Note in favor of Matthew Chretien for $2,500, dated February 4, 2011	$0	$2,500	$0	$0	$2,500	$0	$580
Note in favor of Matthew Chretien for $8,000, dated June 30, 2011	$0	$8,000	$0	$0	$8,000	$0	$48
Note in favor of A. Michael Chretien for $55,167, dated December 29, 2001(2)	$55,167	$55,167	$55,167	$0	$0	$0	$0
Note in favor of A. Michael Chretien for $7,500, dated March 8, 2007	$7,500	$7,500	$0	$0	$7,500	$0	$0
Note in favor of A. Michael Chretien for $22,842, dated April 19, 2007	$22,842	$22,842	$0	$0	$22,842	$0	$0
Note in favor of A. Michael Chretien for $21,948, dated December 31, 2008	$16,043	$0	$0	$16,043	$0	$0	$0
Note in favor of A. Michael Chretien for $12,000, dated January 18, 2011	$0	$12,000	$0	$0	$12,000	$0	$0
Note in favor of Jackie M. Chretien for $65,000, dated June 10, 2011(3)	$0	$65,000	$65,000	$0	$0	$0	$0
Note in favor of Mr. Robert A. Love III for $199,537, dated February 22, 2001(4)	$157,292	$157,292	$157,292	$0	$0	$0	$0
Note in favor of Raymond Shealy for $200,000, dated February 10, 2011, as amended to $235,000 on June 21, 2011(5)	$0	$235,000	$0	$0	$235,000	$0	$0

(1)	Mr. Mike Chretien is the brother of Mr. Matthew Chretien and the son of Mr. A. Michael Chretien.
(2)	The note matures on January 1, 2014. Interest is charged at a rate of 5.00% per annum.
(3)	Ms. Chretien is the mother of Mr. Matthew Chretien. The note matures on January 1, 2014. Pursuant to the terms of the note, the accrued interest shall be $5,800 if the note is paid before January 1, 2013, with a flat rate of $250 per month in interest fees thereafter until the principal and interest are paid in full.

(4)	Mr. Love is the father-in-law of Mr. Matthew Chretien. The note matures on January 1, 2014. Interest is charged at a rate of 8.65% per annum.
(5)	Mr. Shealy served as an advisory board member of Intellinetics during each of the past two fiscal years and will become a member of the board of directors of the Company following the Share Exchange. Also on February 10, 2011, Mr. Matthew Chretien and Mr. A. Michael Chretien executed a Guaranty in connection with this loan, pursuant to which Messrs. Matthew and A. Michael Chretien agreed to personally guarantee all costs and expenses, including attorneys’ fees, incurred in the collection of the loan.

LEGAL PROCEEDINGS

We are, from time to time, a party to litigation that arises in the normal course of our business operations. Currently, no legal proceedings, government actions, administration actions, investigations or claims are pending against us or involve us that, in the opinion of our management, could reasonably be expected to have material adverse effect on our business and financial condition.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is not listed on any stock exchange. Although our Common Stock is currently quoted on the OTCBB under the symbol “GWIV,” there is no established public market for shares of our Common Stock, and no trades of our Common Stock have taken place on the OTCBB. The shares were first listed on August 30, 2002, but there is no history of trading. The quotations reflect interdealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

As of the closing of the Share Exchange, we had 42 holders of record of our Common Stock and 32,590,850 shares of Common Stock outstanding. Of these shares, 4,556,000 shares are freely tradable without restriction under the Securities Act. The remaining shares will be “restricted securities” as that term is defined in Rule 144 under the Securities Act which will become freely tradable subject to applicable holding period, volume and other limitations under Rule 144, including those relating to the sale of shell company securities.

As more fully described herein, Intellinetics issued 11 Convertible Notes, collectively representing $120,000 in principal due June 1, 2012, during the first quarter of fiscal 2012. Interest is charged on the Convertible Notes at a rate of 10% per annum. Each of the Convertible Notes shall be due and payable on June 1, 2012. If the Company has been publicly traded for ten days prior to the due date, and subject to the terms and conditions herein but otherwise at the holders’ sole discretion, the Convertible Notes may be converted into newly issued shares (subject to a 12-month holding period pursuant to Rule 144 under the Securities Act) of the Company’s Common Stock at a price equal to a 50% discount to the average closing price of the Common Stock as published on the OTCBB during the 90 trading days immediately preceding the due date, or such shorter number of trading days as the Company’s Common Stock has been publicly traded, as applicable. If the Company does not become publicly traded prior to the due date, the Convertible Notes shall be paid in immediately available funds on the due date.

Dividend Policy

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of certain recent sales of unregistered securities, which is hereby incorporated by reference.

In addition, on November 30, 2011, Intellinetics granted the following shares of its common stock which were not registered under the Securities Act to certain of its employees and Advisory Board members for their services to Intellinetics in reliance on the exemption provided by Section 4(2) under the Securities Act.

Name	Number of Intellinetics Shares Received	Number of Globalwise Shares Received Pursuant to Share Exchange
William J. Santiago	701	3,259,650
Tom Moss	108	502,200
Tom Skoulis	59	274,350
Mark Shary	59	274,350
Raymond Shealy	118	548,700
Larry Dill	16	74,400
A. Michael Chretien	44	204,600
Rye D’Orazio	30	139,500

During the first quarter of 2012, Intellinetics also issued a total of $120,000 in Convertible Notes to certain of its employees and friends and family of its officers and directors which were not registered under the Securities Act in reliance on the exemption provided by Section 4(2) under the Securities Act. Intellinetics issued one Convertible Note on each of the following dates: January 17, 2012; January 21, 2012; January 26, 2012; January 27, 2012; January 28, 2012; and January 30, 2012. Intellinetics issued five Convertible Notes on February 3, 2012.

Interest is charged on the Convertible Notes at a rate of 10% per annum. Each of the Convertible Notes shall be due and payable on June 1, 2012. If the Company has been publicly traded for ten days prior to the due date, and subject to the terms and conditions herein but otherwise at the holders’ sole discretion, the Convertible Notes may be converted into newly issued shares (subject to a 12-month holding period pursuant to Rule 144 under the Securities Act) of the Company’s Common Stock at a price equal to a 50% discount to the average closing price of the Common Stock as published on the OTCBB during the 90 trading days immediately preceding the due date, or such shorter number of trading days as the Company’s Common Stock has been publicly traded, as applicable. If the Company does not become publicly traded prior to the due date, the Convertible Notes shall be paid in immediately available funds on the due date.

DESCRIPTION OF OUR SECURITIES

General Matters

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws, all as in effect upon the closing of the Share Exchange. This description is only a summary. You should also refer to our articles of incorporation and bylaws, which have been incorporated by reference or filed with the SEC as exhibits to this Current Report on Form 8-K.

Our authorized capital stock consists of 50,000,000 shares of Common Stock at a par value of $0.001 per share, of which 4,556,000 shares were issued and outstanding immediately prior to the Share Exchange.

Voting

The holders of Common Stock are entitled to one vote per share held of record on each matter submitted to a vote of stockholders, including the election of directors, and do not have any right to cumulate votes in the election of directors.

Dividends

Subject to the rights and preferences of the holders of any series of preferred stock which may at the time be outstanding, holders of Common Stock are entitled to receive pro rata such dividends as our board of directors from time to time may declare out of funds legally available therefor. The current policy of the board of directors is to retain earnings, if any, for operations and growth.

Liquidation Rights

In the event of any liquidation, dissolution, or winding-up of our affairs, after payment of all of our debts and liabilities, and subject to the rights and preferences of the holders of any outstanding shares of any series of preferred stock, the holders of Common Stock will be entitled to receive pro rata any of our remaining assets.

Other Matters

Holders of Common Stock have no preemptive rights and no conversion rights, and there are no redemption rights or sinking fund provisions with respect to our Common Stock. All of the issued and outstanding shares of Common Stock on the date of this Current Report on Form 8-K are validly issued, fully paid, and non-assessable.

Outstanding Options, Warrants, and Convertible Securities

Prior to the Share Exchange, the Company did not have any outstanding options, warrants, or convertible securities. At the time of the Share Exchange, the Company assumed certain Convertible Notes issued by Intellinetics between January 17, 2012 and February 3, 2012. Each of the Convertible Notes shall be due and payable on June 1, 2012. If the Company has been publicly traded for ten days prior to the due date, and subject to the terms and conditions herein but otherwise at the holders’ sole discretion, the Convertible Notes may be converted into newly issued shares (subject to a 12-month holding period pursuant to Rule 144 under the Securities Act) of the Company’s Common Stock at a price equal to a 50% discount to the average closing price of the Common Stock as published on the OTCBB during the 90 trading days immediately preceding the due date, or such shorter number of trading days as the Company’s Common Stock has been publicly traded, as applicable. If the Company does not become publicly traded prior to the due date, the Convertible Notes shall be paid in immediately available funds on the due date.

Listing

The Common Stock is listed for trading on the OTC Bulletin Board under the symbol “GWIV.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Standard Registrar & Transfer Co., Inc., 12528 South 1840 East, Draper, Utah 84020.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Nevada General Corporation Law and our bylaws provide for the indemnification of directors, officers and certain other persons in the circumstances outlined below.

Actions other than by the Company

The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit or proceeding if (i) such person is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of the law, or (ii) such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person (i) was liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of the law, or (ii) did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that his or her conduct was unlawful.

Actions by the Company

The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other entity, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if (i) such person is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of the law, or (ii) such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Successful Defense

To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the Company against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense.

Required Approval

Any discretionary indemnification, unless ordered by a court, must be made by the Company only as authorized in the specific case upon a determination that indemnification of a director, officer, employee or agent is proper in the circumstances. The determination must be made by (i) the stockholders, (ii) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (iii) if a majority of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Advance of Expenses

The articles of incorporation, the bylaws, or an agreement made by the Company may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company.

Other Rights

The indemnification provisions above and the advancement of expenses (i) do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled for either an action in his or her official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court or for the advancement of expenses, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of the action, and (ii) continue for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such person.

Intellinetics has obtained liability insurance for its directors and officers covering, subject to exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacities as directors and officers of Intellinetics. The Company intends to obtain similar liability insurance for its directors and officers in connection with the appointment of new directors and officers after the Share Exchange, as further described herein.

Indemnification Agreements between Intellinetics and its Directors

Prior to its acquisition by the Company, of which it is now a wholly-owned subsidiary, Intellinetics entered into indemnification agreements with its directors. Those agreements, written in accordance with the laws of the State of Ohio, extend to the directors of Intellinetics indemnification rights substantially similar to those described above.

Under the Intellinetics agreements, each director of Intellinetics is entitled to be indemnified in connection with third-party proceedings and proceedings by or in the right of Intellinetics, provided that the prospective indemnitee acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of Intellinetics, and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

The Intellinetics agreements provide for indemnification of expenses of a successful party, advances of expenses in certain circumstances, and a right of indemnification upon application. The agreements also impose certain restrictions, generally denying indemnification if (i) the indemnitee is adjudged to be liable to Intellinetics, (ii) the relevant proceedings are initiated by the indemnitee, except by way of defense or to establish or enforce a right to indemnification, (iii) the indemnitee has been effectively reimbursed under an insurance policy, (iv) the indemnification relates to an improper sale of Intellinetics’ securities, (v) the expenses arise from conduct by the indemnitee that is finally adjudged to have been willful misconduct, knowingly fraudulent, or deliberately dishonest, or (vi) a court of competent jurisdiction finally determines that indemnification is unlawful. The Intellinetics agreements also provide for arbitration in the event that an indemnitee challenges a denial of indemnification, and obligates Intellinetics to maintain directors’ and officers’ liability insurance so long as such insurance is not redundant and is reasonably available at a cost not disproportionate to its value.

These agreements remain in force following the Share Exchange, and Intellinetics and its directors continue to be bound by their respective rights and obligations thereunder.

FINANCIAL INFORMATION

Intellinetics’ financial statements as of December 31, 2010 and 2009 (audited) and September 30, 2011 (unaudited), and for the years ended December 31, 2010 and 2009 (audited) and for the nine months ended September 30, 2011 and 2010 (unaudited) are filed with this Current Report on Form 8-K as Exhibit 99.1 Intellinetics’ pro forma condensed combined financial statements (unaudited) as of September 30, 2011, and for the nine months ended September 30, 2011 and for the year ended December 31, 2010 are filed with this Current Report as Exhibit 99.2.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On February 10, 2012, and effective immediately, the board of directors of the Company dismissed Morrill & Associates LLP (“Morrill”) as the Company’s independent registered public accounting firm in connection with the Share Exchange.

Morrill’s reports on the Company’s financial statements for each of the fiscal years ended December 31, 2011 and 2010 contained no adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements between the Company and Morrill on any matter regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the fiscal years ended December 31, 2011 and 2010 or any subsequent interim period preceding the date of dismissal which disagreements, if not resolved to the satisfaction of Morrill, would have caused Morrill to make reference thereto in its report on the financial statements for such years.

There were no reportable events (as that term is used in Item 304(a)(1)(v) of Regulation S-K) between the Company and Morrill occurring during the fiscal years ended December 31, 2011 and 2010 or any subsequent interim period preceding the date of dismissal.

Also on February 10, 2012, the Company’s board of directors engaged Marcum LLP (“Marcum”) as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2012.

During the fiscal years ended December 31, 2011 and 2010 and through the date of the engagement, neither the Company nor anyone on its behalf consulted with Marcum regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement or event identified in response to Item 304(a)(1)(iv) of Regulation S-K, or a reportable event as that term is used in Item 304(a)(1)(v) of Regulation S-K.

We provided a copy of this disclosure to Morrill prior to filing this report, and we requested that Morrill furnish a letter addressed to the Commission stating whether or not it agrees with the statements made in this report. Morrill has furnished the requested letter, which is included as Exhibit 16.1 to this Current Report on Form 8-K.

Item 3.02.	Unregistered Sales of Equity Securities

On February 10, 2012, at the closing of the Exchange Agreement, we issued a total of 28,034,850 shares to the former shareholders of Intellinetics. We received in exchange 6,029 shares of Intellinetics representing 100% of the issued and outstanding shares of Intellinetics. As a result of the Exchange Agreement, we are now the holding company of Intellinetics. The issuance of such shares was exempt from registration pursuant to Section 4(2) of, and Regulation D promulgated under, the Securities Act.

Item 5.01.	Changes in Control of Registrant.

As disclosed in Items 1.01 and 2.01 of this report, in connection with the Share Exchange, on February 10, 2012, we issued 28,034,850 shares of our Common Stock to the former shareholders of Intellinetics in exchange for all of the outstanding shares of Intellinetics. As a result, immediately following the Share Exchange, the former shareholders of Intellinetics held approximately 86% of the total voting power of our Common Stock.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Resignation of Directors

On the Closing Date, Linda L. Perry resigned from our board of directors. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

(b) Resignation of Officers

On the Closing Date, Donald R. Mayer resigned from the position of President and Linda L. Perry resigned as Secretary/Treasurer. The resignations were not the result of any disagreement with us on any matter relating to our operations, policies or practices.

(c) Appointment of Directors and Officers

The following persons were appointed as our director and officers on the Closing Date:

Name	Age	Position
William J. Santiago	45	Director, President and Chief Executive Officer
Matthew L. Chretien	44	Executive Vice President, Chief Technology Officer and Treasurer
A. Michael Chretien	72	Vice President of Compliance and Secretary

We anticipate that Donald R. Mayer will resign as a director on the Appointment Date and that effective as of the Appointment Date our board membership will be as follows:

Name	Age	Position
William J. Santiago	45	Director
Matthew L. Chretien	44	Director
A. Michael Chretien	72	Director, Chairman of the Board
Rye D’Orazio	57	Director
Thomas D. Moss	55	Director
Raymond M. Shealy	45	Director

The business background description of the newly appointed directors and officers as set forth in Item 2.01 are hereby incorporated in this Item 5.02 by reference.

(d) Employment Agreements of Executive Officers

The descriptions of the employment agreements as set forth in Item 2.01 are hereby incorporated in this Item 5.02 by reference.

Item 5.06. Change in Shell Company Status.

As explained more fully in Items 1.01 and 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the closing of the Exchange Agreement. As a result of the Share Exchange, Intellinetics became our wholly-owned subsidiary and became our main operating business. As a result, we believe that the Share Exchange has caused us to cease to be a shell company. For information about the Share Exchange, please see the information set forth above under Items 1.01 and 2.01 of this Report which information is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Intellinetics’ audited financial statements for the years ended December 31, 2010 and 2009 and unaudited financial statements for the nine months ended September 30, 2011 and 2010 are attached to this Current Report on Form 8-K as Exhibit 99.1.

(b) Pro Forma Financial Information.

The Company’s pro forma condensed combined financial statements for the nine months ended September 30, 2011, and for the year ended December 31, 2010 are attached to this Current Report on Form 8-K as Exhibit 99.2.

(c) Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d) Exhibits.

Exhibit Index

Exhibit No.	Name of Exhibit
2.1	Securities and Exchange Agreement by and among Globalwise Investments, Inc. and Intellinetics, Inc., dated as of February 10, 2012.

3.1	Articles of Incorporation of Globalwise Investments, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-QSB filed with the Commission on October 11, 2001).

3.2	Certificate of Correction, effective May 22, 2007 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 17, 2007).

4.1	Form of Convertible Promissory Note of Intellinetics, Inc.

10.1	Contract for the Washington Request for Electronic Collision Records Project by and between the State of Washington and Intellinetics, Inc., effective as of July 28, 2010.

10.2	Form of Indemnification Agreement.

10.3	Loan Agreement between the Director of Development of the State of Ohio and Intellinetics, Inc., dated as of July 17, 2009.

10.4	Cognovit Promissory Note by Intellinetics, Inc. in favor of the Director of Development of the State of Ohio in the principal amount of $1,012,500, dated July 17, 2009.

10.5	First Amendment to Loan Agreement by and between the Director of Development of the State of Ohio and Intellinetics, Inc., dated as of November 1, 2011.

10.6	Loan Agreement between the Director of Development of the State of Ohio and Intellinetics, Inc., dated as of June 3, 2011.

10.7	Cognovit Promissory Note by Intellinetics, Inc. in favor of the Director of Development of the State of Ohio in the principal amount of $750,000, dated June 3, 2011.

10.8	Business Loan Agreement by and between Intellinetics, Inc. and The Delaware County Bank and Trust Company, dated as of March 24, 2004.

10.9	Promissory Note by Intellinetics, Inc. in favor of The Delaware County Bank and Trust Company in the principal amount of $201,024, dated as of March 24, 2004.

10.10	Loan Extension Agreement by and between Intellinetics, Inc. and The Delaware County Bank and Trust Company, dated as of April 1, 2005.

10.11	Note Extension Agreement by and between Intellinetics, Inc. and The Delaware County Bank and Trust Company, dated as of May 26, 2006.

10.12	Loan Modification Agreement by and between Intellinetics, Inc. and The Delaware County Bank and Trust Company, dated as of April 23, 2007.

10.13	Loan Modification Agreement by and between Intellinetics, Inc. and The Delaware County Bank and Trust Company, dated as of May 19, 2008.

10.14	Loan Modification Agreement by and between Intellinetics, Inc. and The Delaware County Bank and Trust Company, dated as of April 20, 2009.

10.15	Form of Promissory Note by Intellinetics, Inc. in favor of Alpharion Capital Partners, Inc.

10.16	Promissory Note by Intellinetics, Inc. in favor of Mike Chretien in the principal amount of $10,000, dated June 17, 2011.

10.17	Promissory Note by Intellinetics, Inc. in favor of A. Michael Chretien in the principal amount of $55,167, dated December 29, 2001.

10.18	Promissory Note by Intellinetics, Inc. in favor of A. Michael Chretien in the principal amount of $7,500, dated March 8, 2007.

10.19	Promissory Note by Intellinetics, Inc. in favor of A. Michael Chretien in the principal amount of $22,842, dated April 19, 2007.

10.20	Promissory Note by Intellinetics, Inc. in favor of A. Michael Chretien in the principal amount of $21,948, dated December 31, 2008.

10.21	Promissory Note by Intellinetics, Inc. in favor of A. Michael Chretien in the principal amount of $12,000, dated January 18, 2011.

10.22	Promissory Note by Intellinetics, Inc. in favor of Matt Chretien in the principal amount of $12,442, dated April 19, 2007.

10.23	Promissory Note by Intellinetics, Inc. in favor of Matt Chretien in the principal amount of $14,000, dated June 12, 2009.

10.24	Promissory Note by Intellinetics, Inc. in favor of Matt Chretien in the principal amount of $23,000, dated December 30, 2010.

10.25	Promissory Note by Intellinetics, Inc. in favor of Matt Chretien in the principal amount of $2,500, dated February 4, 2011.

10.26	Promissory Note by Intellinetics, Inc. in favor of Matt Chretien in the principal amount of $8,000, dated June 30, 2011.

10.27	Promissory Note by Intellinetics, Inc. in favor of Robert A. Love III in the principal amount of $199,537, dated February 22, 2001.

10.28	Promissory Note by Intellinetics, Inc. in favor of Jackie Chretien in the principal amount of $65,000, dated June 10, 2011.

10.29	Promissory Note by Intellinetics, Inc. in favor of Raymond Shealy in the principal amount of $200,000, dated February 10, 2011.

10.30	Amendment to Promissory Note by Intellinetics, Inc. in favor of Raymond Shealy in the principal amount of $200,000, dated June 21, 2011.

10.31	Guaranty of Matt Chretien and Mike Chretien regarding Promissory Note by Intellinetics, Inc. in favor of Raymond Shealy in the principal amount of $200,000, dated February 10, 2011.

10.32	Lease Agreement by and among SFERS Real Estate Corp. T, Dividend Drive LLC and The Avatar Group, Inc., dated as of June 21, 1999.

10.33	Lease Renewal Agreement by and between Intellinetics, Inc. and Dividend Drive LLC, effective as of January 1, 2010.

10.34	Form of Stock Award Agreement.

10.35	Amended Employment Agreement of A. Michael Chretien, dated September 16, 2011.

10.36	Amended Offer of Employment of A. Michael Chretien, dated September 16, 2011.

10.37	Amended Employment Agreement of Matthew L. Chretien, dated September 16, 2011.

10.38	Amended Offer of Employment of Matthew L. Chretien, dated September 16, 2011.

10.39	Amended Employment Agreement of William J. Santiago, dated September 16, 2011

10.40	Amended Offer of Employment of William J. Santiago, dated September 16, 2011

16.1	Letter of Morrill & Associates LLP.

99.1	Intellinetics, Inc. audited financial statements for the years ended December, 31, 2010 and 2009 and unaudited financial statements for the nine months ended September 30, 2011 and 2010.

99.2	Globalwise Investments, Inc. pro forma condensed combined financial statements for the nine months ended September 30, 2011 and for the year ended December 31, 2010.

99.3	Press Release issued by Globalwise Investments, Inc., dated February 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2012

GLOBALWISE INVESTMENTS, INC. (Registrant)

By:	/s/ William J. Santiago
Name:	William J. Santiago
Title:	President and Chief Executive Officer